EXHIBIT 99.1

TABLE OF CONTENTS

PAGE
SUPPLEMENTAL FINANCIAL INFORMATION	2

New Mountain Finance Holdings, L.L.C.
Consolidated Statements of Operations from April 1, 2014 to May 7, 2014 and from January 1, 2014 to May 7, 2014 (unaudited) and for the three months and six months ended June 30, 2013 (unaudited)	2
Consolidated Statements of Cash Flows from April 1, 2014 to May 7, 2014 and from January 1, 2014 to May 7, 2014 (unaudited) and for the three months and six months ended June 30, 2013 (unaudited)	3

INTERIM FINANCIAL STATEMENTS FOR THE QUARTER ENDED JUNE 30, 2013

New Mountain Finance Holdings, L.L.C.
Consolidated Statements of Assets, Liabilities and Members’ Capital as of June 30, 2013 (unaudited) and December 31, 2012 (unaudited)	4
Consolidated Statements of Operations for the three months and six months ended June 30, 2013 (unaudited) and June 30, 2012 (unaudited)	5
Consolidated Statements of Changes in Members’ Capital for the six months ended June 30, 2013 (unaudited) and June 30, 2012 (unaudited)	6
Consolidated Statements of Cash Flows for the six months ended June 30, 2013 (unaudited) and June 30, 2012 (unaudited)	7
Consolidated Schedule of Investments as of June 30, 2013 (unaudited)	8
Consolidated Schedule of Investments as of December 31, 2012	13
New Mountain Finance Corporation
Statements of Assets and Liabilities as of June 30, 2013 (unaudited) and December 31, 2012	19
Statements of Operations for the three months and six months ended June 30, 2013 (unaudited) and June 30, 2012 (unaudited)	20
Statements of Changes in Net Assets for the six months ended June 30, 2013 (unaudited) and June 30, 2012 (unaudited)	21
Statements of Cash Flows for the six months ended June 30, 2013 (unaudited) and June 30, 2012 (unaudited)	22
New Mountain Finance AIV Holdings Corporation
Statements of Assets and Liabilities as of June 30, 2013 (unaudited) and December 31, 2012	23
Statements of Operations for the three months and six months ended June 30, 2013 (unaudited) and June 30, 2012 (unaudited)	24
Statements of Changes in Net Assets for the six months ended June 30, 2013 (unaudited) and June 30, 2012 (unaudited)	25
Statements of Cash Flows for the six months ended June 30, 2013 (unaudited) and June 30, 2012 (unaudited)	26

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C., the Financial Statements of New Mountain Finance Corporation and the Financial Statements of New Mountain Finance AIV Holdings Corporation	27

New Mountain Finance Holdings, L.L.C

Consolidated Statements of Operations

(in thousands)

(unaudited)

	From April 1, 2014 to May 7, 2014	Three months ended June 30, 2013	From January 1, 2014 to May 7, 2014	Six months ended June 30, 2013
Investment income
Interest income	$12,847	$27,321	$40,986	$52,364
Dividend income	279	6,436	2,374	6,433
Other income	113	1,399	797	1,677
Total investment income	13,239	35,156	44,157	60,474
Expenses
Incentive fee	1,882	5,407	6,325	8,865
Capital gains incentive fee	523	(1,701)	2,050	981
Total incentive fees	2,405	3,706	8,375	9,846
Management fee	1,879	3,727	6,055	7,295
Interest and other financing expenses	1,408	3,118	4,821	6,189
Professional fees	393	563	1,255	1,135
Administrative expenses	176	939	772	1,698
Other general and administrative expenses	166	396	556	806
Total expenses	6,427	12,449	21,834	26,969
Less: expenses waived and reimbursed (see Note 5)	—	(836)	(774)	(1,665)
Net expenses	6,427	11,613	21,060	25,304
Net investment income	6,812	23,543	23,097	35,170
Net realized gains on investments	5,860	3,312	8,640	4,356
Net change in unrealized (depreciation) appreciation of investments	(3,742)	(12,031)	1,072	(141)
Net increase in members’ capital resulting from operations	$8,930	$14,824	$32,809	$39,385

New Mountain Finance Holdings, L.L.C

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	From January 1, 2014 to May 7, 2014	Six months ended June 30, 2013
Cash flows from operating activities
Net increase in members’ capital resulting from operations	$32,809	$39,385
Adjustments to reconcile net (increase) decrease in members’ capital resulting from operations to net cash (used in) provided by operating activities:
Net realized gains on investments	(8,640)	(4,356)
Net change in unrealized (appreciation) depreciation of investments	(1,072)	141
Amortization of purchase discount	(997)	(1,923)
Amortization of deferred financing costs	591	735
Non-cash investment income	(1,264)	(2,177)
(Increase) decrease in operating assets:
Purchase of investments	(188,042)	(262,254)
Proceeds from sales and paydowns of investments	122,821	201,388
Cash received for purchase of undrawn portion of revolving credit or delayed draw facilities	126	—
Cash paid for purchase of drawn portion of revolving credit or delayed draw facilities	(516)	—
Cash paid on drawn revolvers	(380)	—
Cash repayments on drawn revolvers	570	—
Interest and dividend receivable	(1,006)	(4,862)
Receivable from unsettled securities sold	—	9,962
Receivable from affiliate	75	(114)
Other assets	(660)	(715)
Increase (decrease) in operating liabilities:
Capital gains incentive fee payable	937	981
Incentive fee payable	2,221	2,017
Management fee payable	2,199	505
Payable for unsettled securities purchased	5,716	9,900
Interest payable	(721)	45
Payable to affiliate	153	46
Other liabilities	113	166
Net cash flows used in operating activities	(34,967)	(11,130)
Cash flows from financing activities
Net proceeds from shares sold	58,644	57,020
Dividends paid	(15,247)	(36,992)
Offering costs paid	(150)	(542)
Proceeds from Holdings Credit Facility	114,482	171,818
Repayment of Holdings Credit Facility	(137,100)	(169,320)
Proceeds from SLF Credit Facility	332	3,238
Repayment of SLF Credit Facility	—	(10,400)
Deferred financing costs paid	(18)	(498)
Net cash flows provided by financing activities	20,943	14,324
Net (decrease) increase in cash and cash equivalents	(14,024)	3,194
Cash and cash equivalents at the beginning of the period	14,981	12,752
Cash and cash equivalents at the end of the period	$957	$15,946
Supplemental disclosure of cash flow information
Cash interest paid	$4,749	$5,256
Non-cash financing activities:
Value of members’ capital issued in connection with dividend reinvestment plan	$1,038	$2,496
Accrual for offering costs	617	1,276
Accrual for deferred financing costs	125	25

New Mountain Finance Holdings, L.L.C.

Consolidated Statements of Assets, Liabilities and Members’ Capital

(in thousands, except units and per unit data)

(unaudited)

	June 30, 2013	December 31, 2012

Assets
Investments at fair value (cost of $1,045,565 and $976,243, respectively)	$1,059,001	$989,820
Cash and cash equivalents	15,946	12,752
Interest and dividend receivable	11,202	6,340
Deferred credit facility costs (net of accumulated amortization of $2,751 and $2,016, respectively)	5,232	5,490
Receivable from affiliate	648	534
Receivable from unsettled securities sold	—	9,962
Other assets	2,394	666
Total assets	$1,094,423	$1,025,564
Liabilities
Holdings Credit Facility	209,436	206,938
SLF Credit Facility	207,100	214,262
Payable for unsettled securities purchased	19,600	9,700
Incentive fee payable	5,407	3,390
Capital gains incentive fee payable	5,388	4,407
Management fee payable	3,727	3,222
Interest payable	757	712
Payable to affiliate	46	—
Dividends payable	—	11,192
Other liabilities	2,667	1,802
Total liabilities	454,128	455,625
Members’ Capital	640,295	569,939
Total liabilities and members’ capital	$1,094,423	$1,025,564
Outstanding common membership units	44,720,486	40,548,189
Capital per unit	$14.32	$14.06

The accompanying notes are an integral part of these consolidated financial statements.

New Mountain Finance Holdings, L.L.C.

Consolidated Statements of Operations

(in thousands)

(unaudited)

	Three months ended		Six months ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Investment income

Interest income	$27,321	$20,124	$52,364	$38,725
Dividend income	6,436	—	6,433	—
Other income	1,399	175	1,677	596
Total investment income	35,156	20,299	60,474	39,321

Expenses

Incentive fee	5,407	2,718	8,865	5,169
Capital gains incentive fee	(1,701)	53	981	964
Total incentive fee	3,706	2,771	9,846	6,133
Management fee	3,727	2,606	7,295	5,120
Interest and other credit facility expenses	3,118	2,401	6,189	4,884
Administrative expenses	939	504	1,698	1,060
Professional fees	563	426	1,135	874
Other general and administrative expenses	396	343	806	639
Total expenses	12,449	9,051	26,969	18,710
Less: expenses waived and reimbursed (See Note 5)	(836)	(398)	(1,665)	(948)
Net expenses	11,613	8,653	25,304	17,762
Net investment income	23,543	11,646	35,170	21,559

Net realized gains on investments	3,312	11,968	4,356	12,976
Net change in unrealized (depreciation) appreciation of investments	(12,031)	(12,529)	(141)	216
Net increase in members’ capital resulting from operations	$14,824	$11,085	$39,385	$34,751

The accompanying notes are an integral part of these consolidated financial statements.

New Mountain Finance Holdings, L.L.C.

Consolidated Statements of Changes in Members’ Capital

(in thousands)

(unaudited)

	Six months ended
	June 30, 2013	June 30, 2012
Increase (decrease) in members’ capital resulting from operations:
Net investment income	$35,170	$21,559
Net realized gains on investments	4,356	12,976
Net change in unrealized (depreciation) appreciation of investments	(141)	216
Net increase in members’ capital resulting from operations	39,385	34,751
Net contributions	57,020	—
Dividends declared	(28,296)	(27,518)
Offering costs	(249)	—
Reinvestment of dividends	2,496	—
Net increase in members’ capital	70,356	7,233
Members’ capital at beginning of period	569,939	420,502
Members’ capital at end of period	$640,295	$427,735

The accompanying notes are an integral part of these consolidated financial statements.

New Mountain Finance Holdings, L.L.C.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six months ended
	June 30, 2013	June 30, 2012
Cash flows from operating activities
Net increase in members’ capital resulting from operations	$39,385	$34,751
Adjustments to reconcile net (increase) decrease in capital resulting from operations to net cash (used in) provided by operating activities:
Net realized gains on investments	(4,356)	(12,976)
Net change in unrealized depreciation (appreciation) of investments	141	(216)
Amortization of purchase discount	(1,923)	(3,006)
Amortization of deferred credit facility costs	735	511
Non-cash interest income	(2,177)	(715)
(Increase) decrease in operating assets:
Purchase of investments	(262,254)	(233,117)
Proceeds from sales and paydowns of investments	201,388	203,830
Cash paid for drawn revolvers	—	(7,665)
Cash repayments on drawn revolvers	—	6,300
Interest and dividend receivable	(4,862)	261
Receivable from unsettled securities sold	9,962	—
Receivable from affiliate	(114)	250
Other assets	(715)	(439)
Increase (decrease) in operating liabilities:
Payable for unsettled securities purchased	9,900	11,595
Incentive fee payable	2,017	401
Capital gains incentive fee payable	981	964
Management fee payable	505	405
Interest payable	45	(1,176)
Payable to affiliate	46	—
Other liabilities	166	(61)
Net cash flows used in operating activities	(11,130)	(103)
Cash flows from financing activities
Net contributions	57,020	—
Dividends paid	(36,992)	(20,643)
Offering costs paid	(542)	(101)
Proceeds from Holdings Credit Facility	171,818	177,618
Repayment of Holdings Credit Facility	(169,320)	(167,899)
Proceeds from SLF Credit Facility	3,238	46,943
Repayment of SLF Credit Facility	(10,400)	(39,759)
Deferred credit facility costs paid	(498)	(1,867)
Net cash flows provided by (used in) financing activities	14,324	(5,708)
Net increase (decrease) in cash and cash equivalents	3,194	(5,811)
Cash and cash equivalents at the beginning of the period	12,752	15,319
Cash and cash equivalents at the end of the period	$15,946	$9,508
Supplemental disclosure of cash flow information
Interest paid	$5,256	$5,324
Non-cash financing activities:
Dividends declared and payable	$—	$6,875
Value of members’ capital issued in connection with dividend reinvestment plan	2,496	—
Accrual for offering costs	1,276	86
Accrual for deferred credit facility costs	25	61

The accompanying notes are an integral part of these consolidated financial statements.

New Mountain Finance Holdings, L.L.C.

Consolidated Schedule of Investments

June 30, 2013
(in thousands, except shares)

(unaudited)

Portfolio Company, Location and Industry(1)	Type of Investment	Interest Rate	Maturity Date	Principal Amount, Par Value or Shares	Cost	Fair Value	Percent of Members’ Capital

Funded Debt Investments - Bermuda
Stratus Technologies Bermuda Holdings Ltd.(4)**
Stratus Technologies Bermuda Ltd. / Stratus Technologies, Inc.
Information Technology	First lien (2)(7)	12.00%	3/29/2015	$6,497	$6,265	$6,562	1.03%
Total Funded Debt Investments - Bermuda				$6,497	$6,265	$6,562	1.03%
Funded Debt Investments - Cayman Islands
Pinnacle Holdco S.à r.l. / Pinnacle (US) Acquisition Co Limited**
Software	Second lien (2)	10.50% (Base Rate + 9.25%)	7/30/2020	$30,000	$29,445	$30,350	4.74%
Total Funded Debt Investments - Cayman Islands				$30,000	$29,445	$30,350	4.74%

Funded Debt Investments - United Kingdom
Magic Newco, LLC**
Software	First lien (3)	7.25% (Base Rate + 6.00%)	12/12/2018	$14,887	$14,499	$14,994	2.34%
Total Funded Debt Investments — United Kingdom				$14,887	$14,499	$14,994	2.34%
Funded Debt Investments - United States
McGraw-Hill Global Education Holdings, LLC
Education	First lien (2)	9.75%	4/1/2021	$24,500	$24,341	$25,174
	First lien (2)	9.00% (Base Rate + 7.75%)	3/22/2019	19,950	19,372	19,706
				44,450	43,713	44,880	7.01%
Edmentum, Inc.(fka Plato, Inc.)
Education	First lien (3)	6.00% (Base Rate + 4.75%)	5/17/2018	6,533	6,366	6,565
	Second lien (2)	11.25% (Base Rate + 9.75%)	5/17/2019	29,150	28,633	29,150
				35,683	34,999	35,715	5.58%
SRA International, Inc.
Federal Services	First lien (3)	6.50% (Base Rate + 5.25%)	7/20/2018	20,436	19,792	20,351
	First lien (2)	6.50% (Base Rate + 5.25%)	7/20/2018	14,314	13,905	14,254
				34,750	33,697	34,605	5.40%
Pharmaceutical Research Associates, Inc.
Healthcare Services	Second lien (2)	10.50% (Base Rate + 9.25%)	6/10/2019	33,988	33,422	34,432	5.38%

UniTek Global Services, Inc.
Business Services	First lien (2)	11.75% (Base Rate + 6.50% + 2.00% PIK)*	4/16/2018	25,532	24,761	23,618
	First lien (2)	11.75% (Base Rate + 6.50% + 2.00% PIK)*	4/16/2018	6,181	6,023	5,717
	First lien (2)	11.75% (Base Rate + 6.50% + 2.00% PIK)*	4/16/2018	5,138	4,970	4,752
				36,851	35,754	34,087	5.32%
YP Holdings LLC (8)
YP LLC
Media	First lien (2)	8.05% (Base Rate + 6.70%)	6/4/2018	31,920	31,129	31,574	4.93%
Novell, Inc. (fka Attachmate Corporation, NetIQ Corporation)
Software	First lien (3)	7.27% (Base Rate + 5.72%)	11/22/2017	7,400	7,277	7,434
	Second lien (2)	11.00% (Base Rate + 9.50%)	11/22/2018	24,000	23,367	24,054
				31,400	30,644	31,488	4.92%
Rocket Software, Inc.
Software	Second lien (2)	10.25% (Base Rate + 8.75%)	2/8/2019	30,875	30,721	30,888	4.82%
Global Knowledge Training LLC
Education	First lien (3)	6.51% (Base Rate + 4.98%)	4/21/2017	4,685	4,633	4,685
	First lien (3)	6.50% (Base Rate + 5.00%)	4/21/2017	1,174	1,161	1,174
	Second lien (2)	11.50% (Base Rate + 9.75%)	10/21/2018	24,250	23,841	24,667
				30,109	29,635	30,526	4.77%
Deltek, Inc.
Software	Second lien (2)	10.00% (Base Rate + 8.75%)	10/10/2019	30,000	29,700	29,700	4.64%
KeyPoint Government Solutions, Inc.
Federal Services	First lien (2)	7.25% (Base Rate + 6.00%)	11/13/2017	29,250	28,640	29,250	4.57%
Transtar Holding Company
Distribution & Logistics	Second lien (2)	9.75% (Base Rate + 8.50%)	10/9/2019	28,300	27,814	29,043	4.54%
Kronos Incorporated
Software	Second lien (2)	9.75% (Base Rate + 8.50%)	4/30/2020	25,000	24,765	25,938	4.05%
Meritas Schools Holdings, LLC
Education	First lien (2)	7.00% (Base Rate + 5.75%)	6/25/2019	17,000	16,830	16,830
	First lien (3)	7.00% (Base Rate + 5.75%)	6/25/2019	9,000	8,910	8,910
				26,000	25,740	25,740	4.02%
Permian Tank & Manufacturing, Inc.
Energy	First lien (2)	10.50%	1/15/2018	24,500	24,783	23,887	3.73%
Aderant North America, Inc.
Software	Second lien (2)	10.00% (Base Rate + 8.75%)	6/20/2019	22,500	22,181	23,147	3.62%

The accompanying notes are an integral part of these consolidated financial statements.

New Mountain Finance Holdings, L.L.C.

Consolidated Schedule of Investments (Continued)

June 30, 2013

(in thousands, except shares)

(unaudited)

Portfolio Company, Location and Industry(1)	Type of Investment	Interest Rate	Maturity Date	Principal Amount, Par Value or Shares	Cost	Fair Value	Percent of Members’ Capital
St. George’s University Scholastic Services LLC
Education	First lien (3)	8.50% (Base Rate + 7.00%)	12/20/2017	$13,154	$12,905	$13,236
	First lien (2)	8.50% (Base Rate + 7.00%)	12/20/2017	9,646	9,469	9,707
				22,800	22,374	22,943	3.58%
LM U.S. Member LLC (and LM U.S. Corp Acquisition Inc.)
Business Services	Second lien (3)	9.50% (Base Rate + 8.25%)	10/26/2020	20,000	19,717	20,263	3.16%
First American Payment Systems, L.P.
Business Services	Second lien (3)	10.75% (Base Rate + 9.50%)	4/12/2019	20,000	19,631	20,188	3.15%
Merrill Communications LLC
Business Services	First lien (2)	7.25% (Base Rate + 6.25%)	3/8/2018	19,950	19,760	20,033	3.13%
Six3 Systems, Inc.
Federal Services	First lien (3)	7.00% (Base Rate + 5.75%)	10/4/2019	19,900	19,717	20,024	3.13%
eResearchTechnology, Inc.
Healthcare Services	First lien (3)	6.00% (Base Rate + 4.75%)	5/2/2018	19,850	19,077	19,951	3.12%
Distribution International, Inc.
Distribution & Logistics	First lien (2)	8.75% (Base Rate + 5.50%)	7/16/2019	20,000	19,600	19,600	3.06%
Insight Pharmaceuticals LLC
Healthcare Products	Second lien (3)	13.25% (Base Rate + 11.75%)	8/25/2017	19,310	18,569	19,503	3.05%
Smile Brands Group Inc.
Healthcare Services	First lien (3)	7.00% (Base Rate + 5.25%)	12/21/2017	19,758	19,520	19,289	3.01%
PODS, Inc. (6)
Consumer Services
PODS Funding Corp. II	First lien (3)	7.25% (Base Rate + 6.00%)	11/29/2016	13,175	12,892	13,208
Storapod Holding Company, Inc.	Subordinated (2)	21.00% PIK*	11/29/2017	5,460	5,329	5,460
				18,635	18,221	18,668	2.92%
Sotera Defense Solutions, Inc. (Global Defense Technology & Systems, Inc.)
Federal Services	First lien (3)	7.50% (Base Rate + 6.00%)	4/21/2017	19,360	19,135	17,424	2.72%
Ascensus, Inc.
Business Services	First lien (3)	8.00% (Base Rate + 6.75%)	12/21/2018	16,915	16,599	16,978	2.65%
IG Investments Holdings, LLC
Business Services	Second lien (3)	10.25% (Base Rate + 9.00%)	10/31/2020	15,000	14,858	15,113	2.36%
OpenLink International, Inc.
Software	First lien (3)	7.75% (Base Rate + 6.25%)	10/30/2017	14,775	14,548	14,803	2.31%
KPLT Holdings, Inc. (Centerplate, Inc., et al.)
Consumer Services	Subordinated (2)	11.75% (10.25% + 1.50% PIK)*	4/16/2019	14,747	14,477	14,411	2.25%
Aspen Dental Management, Inc.
Healthcare Services	First lien (3)	7.00% (Base Rate + 5.50%)	10/6/2016	14,795	14,517	14,351	2.24%
Landslide Holdings, Inc. (Crimson Acquisition Corp.)
Software	First lien (3)	7.00% (Base Rate + 5.75%)	6/19/2018	14,250	14,005	14,292	2.23%
Brock Holdings III, Inc.
Industrial Services	Second lien (2)	10.00% (Base Rate + 8.25%)	3/16/2018	14,000	13,842	14,245	2.22%
Packaging Coordinators, Inc. (10)
Healthcare Products	Second lien (2)	9.50% (Base Rate + 8.25%)	11/10/2020	14,000	13,862	13,860	2.16%
Lonestar Intermediate Super Holdings, LLC
Business Services	Subordinated (2)	11.00% (Base Rate + 9.50%)	9/2/2019	12,000	11,683	12,600	1.97%
Van Wagner Communications, LLC
Media	First lien (2)	8.25% (Base Rate + 7.00%)	8/3/2018	11,880	11,671	12,073	1.89%
Vision Solutions, Inc.
Software	Second lien (2)	9.50% (Base Rate + 8.00%)	7/23/2017	12,000	11,922	11,850	1.85%
Confie Seguros Holding II Co.
Consumer Services	Second lien (3)	10.25% (Base Rate + 9.00%)	5/8/2019	8,907	8,764	8,906
	Second lien (2)	10.25% (Base Rate + 9.00%)	5/8/2019	1,979	1,989	1,980
				10,886	10,753	10,886	1.70%
Vertafore, Inc.
Software	Second lien (2)	9.75% (Base Rate + 8.25%)	10/29/2017	10,000	9,930	10,206	1.59%
TransFirst Holdings, Inc.
Business Services	Second lien (3)	11.00% (Base Rate + 9.75%)	6/27/2018	10,000	9,720	10,200	1.59%
Mailsouth, Inc.
Media	First lien (3)	6.75% (Base Rate + 5.00%)	12/14/2016	9,792	9,699	9,743	1.52%
Virtual Radiologic Corporation
Healthcare Information Technology	First lien (3)	7.75% (Base Rate + 4.50%)	12/22/2016	13,667	13,542	8,884	1.39%
Consona Holdings, Inc.
Software	First lien (3)	7.25% (Base Rate + 6.00%)	8/6/2018	8,436	8,362	8,447	1.32%
Triple Point Technology, Inc.
Software	First lien (3)	6.25% (Base Rate + 5.00%)	10/27/2017	7,928	7,701	7,947	1.24%
Physio-Control International, Inc.
Healthcare Products	First lien (2)	9.88%	1/15/2019	7,000	7,000	7,735	1.21%
Research Pharmaceutical Services, Inc.
Healthcare Services	First lien (3)	6.76% (Base Rate + 5.24%)	2/18/2017	6,938	6,869	6,937	1.08%
Alion Science and Technology Corporation
Federal Services	First lien (2)(7)	12.00% (10.00% + 2.00% PIK)*	11/1/2014	6,383	6,245	6,506	1.02%

The accompanying notes are an integral part of these consolidated financial statements.

New Mountain Finance Holdings, L.L.C.

Consolidated Schedule of Investments (Continued)

June 30, 2013

(in thousands, except shares)

(unaudited)

Portfolio Company, Location and Industry(1)	Type of Investment	Interest Rate	Maturity Date	Principal Amount, Par Value or Shares	Cost	Fair Value	Percent of Members’ Capital
Immucor, Inc.
Healthcare Services	Subordinated (2)(7)	11.13%	8/15/2019	$5,000	$4,946	$5,450	0.85%
GCA Services Group, Inc.
Business Services	Second lien (2)	9.25% (Base Rate + 8.00)%	11/1/2020	5,000	4,953	5,096	0.80%
Learning Care Group (US), Inc.
Education	Subordinated (2)	15.00% PIK*	5/8/2020	4,066	3,939	4,066
	Subordinated (2)	15.00% PIK*	5/8/2020	744	688	744
				4,810	4,627	4,810	0.75%
Education Management LLC**
Education	First lien (3)	8.25% (Base Rate + 7.00)%	3/30/2018	5,031	4,904	4,650	0.73%
Brickman Group Holdings, Inc.
Business Services	Subordinated (2)	9.13%	11/1/2018	3,650	3,361	3,923	0.61%
ATI Acquisition Company (fka Ability Acquisition, Inc.)
Education	First lien (2)	12.25% (Base Rate + 5.00% + 4.00% PIK) (5)*	12/30/2014	4,432	4,306	—
	First lien (2)	17.25% (Base Rate + 10.00% + 4.00% PIK) (5)*	6/30/2012 - Past Due	1,665	1,517	316
	First lien (2)	17.25% (Base Rate + 10.00% + 4.00% PIK) (5)*	6/30/2012 - Past Due	103	94	103
				6,200	5,917	419	0.07%
Total Funded Debt Investments - United States				$990,222	$973,171	$979,201	152.93%
Total Funded Debt Investments				$1,041,606	$1,023,380	$1,031,107	161.04%
Equity - Bermuda
Stratus Technologies Bermuda Holdings Ltd.(4)**
Information Technology	Ordinary shares (2)	—	—	156,247	$65	$25
	Preferred shares (2)	—	—	35,558	15	6
					80	31	0.01%
Total Shares - Bermuda					$80	$31	0.01%
Equity - United States
Black Elk Energy Offshore Operations, LLC
Energy	Preferred shares (2)	17.00%	—	20,000,000	$20,000	$20,000	3.12%
Global Knowledge Training LLC
Education	Ordinary shares (2)	—	—	2	2	3
	Preferred shares (2)	—	—	2,423	1,193	3,018
					1,195	3,021	0.47%
Packaging Coordinators, Inc. (10)
Packaging Coordinators Holdings, LLC
Healthcare Products	Ordinary shares (2)	—	—	19,427	1,000	1,000	0.16%
Total Shares - United States					$22,195	$24,021	3.75%
Total Shares					$22,275	$24,052	3.76%
Warrants - United States
Learning Care Group (US), Inc.
Education	Warrants (2)	—	—	844	$194	$412
	Warrants (2)	—	—	3,589	61	1,753
					255	2,165	0.34%
YP Holdings LLC (8)
YP Equity Investors LLC
Media	Warrants (2)	—	—	5	466	1,907	0.30%
PODS, Inc. (6)
Storapod Holding Company, Inc.
Consumer Services	Warrants (2)	—	—	360,129	156	368	0.05%
Alion Science and Technology Corporation
Federal Services	Warrants (2)	—	—	6,000	293	189	0.03%
Total Warrants - United States					$1,170	$4,629	0.72%
Total Funded Investments					$1,046,825	$1,059,788	165.52%
Unfunded Debt Investments - United States
Advantage Sales & Marketing Inc.
Business Services	First lien (2)(9) - Undrawn	—	12/17/2015	$10,500	$(1,260)	$(787)	(0.13)%
Total Unfunded Debt Investments				$10,500	$(1,260)	$(787)	(0.13)%
Total Investments					$1,045,565	$1,059,001	165.39%

The accompanying notes are an integral part of these consolidated financial statements.

New Mountain Finance Holdings, L.L.C.

Consolidated Schedule of Investments (Continued)

June 30, 2013

(unaudited)

(1)                                     New Mountain Finance Holdings, L.L.C. (the “Operating Company”) generally acquires its investments in private transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). These investments are generally subject to certain limitations on resale, and may be deemed to be “restricted securities” under the Securities Act.

(2)                                     Investment is pledged as collateral for the Holdings Credit Facility, a revolving credit facility among the Operating Company as the Borrower and Collateral Administrator, Wells Fargo Securities, L.L.C. as the Administrative Agent, and Wells Fargo Bank, National Association, as the Collateral Custodian. See Note 7, Borrowing Facilities, for details.

(3)                                     Investment is pledged as collateral for the SLF Credit Facility, a revolving credit facility among New Mountain Finance SPV Funding, L.L.C. as the Borrower, the Operating Company as the Collateral Administrator, Wells Fargo Securities, L.L.C. as the Administrative Agent, and Wells Fargo Bank, National Association, as the Collateral Custodian. See Note 7, Borrowing Facilities, for details.

(4)                                     The Operating Company holds investments in two related entities of Stratus Technologies Bermuda Holdings, Ltd. (“Stratus Holdings”). The Operating Company directly holds ordinary and preferred equity in Stratus Holdings and has a credit investment in the joint issuers of Stratus Technologies Bermuda Ltd. (“Stratus Bermuda”) and Stratus Technologies, Inc. (“Stratus U.S.”), collectively, the “Stratus Notes”. Stratus U.S. is a wholly-owned subsidiary of Stratus Bermuda, which in turn is a wholly-owned subsidiary of Stratus Holdings. Stratus Holdings is the parent guarantor of the credit investment of the Stratus Notes.

(5)                                     Investment is on non-accrual status.

(6)                                     The Operating Company holds investments in two related entities of PODS, Inc. The Operating Company directly holds warrants in Storapod Holding Company, Inc. (“Storapod”) and has a credit investment in Storapod through Storapod WCF II Limited (“Storapod WCF II”). Storapod WCF II is a special purpose entity used to enter into a Shari’ah-compliant financing arrangement with Storapod. Additionally, the Operating Company has a credit investment in PODS Funding Corp. II (“PODS II”). PODS, Inc. is a wholly-owned subsidiary of PODS Holding, Inc., which in turn is a majority-owned subsidiary of Storapod. PODS II is a special purpose entity used to enter into a Shari’ah-compliant financing arrangement with PODS, Inc. and its subsidiary, PODS Enterprises, Inc.

(7)                                     Securities are registered under the Securities Act.

(8)                                    The Operating Company holds investments in two related entities of YP Holdings LLC. The Operating Company directly holds warrants to purchase a 4.96% membership interest of YP Equity Investors, LLC (which at closing represented an indirect 1.0% equity interest in YP Holdings LLC) and holds an investment in the Term Loan B loans issued by YP LLC, a subsidiary of YP Holdings LLC.

(9)                                     Par Value amounts represent the drawn or undrawn (as indicated in type of investment) portion of revolving credit facilities. Cost amounts represent the cash received at settlement date net the impact of paydowns and cash paid for drawn revolvers.

(10)                                The Operating Company holds investments in Packaging Coordinators, Inc. and one related entity of Packaging Coordinators, Inc. The Operating Company has a credit investment in Packaging Coordinators, Inc. and holds ordinary equity in Packaging Coordinators Holdings, LLC, a wholly-owned subsidiary of Packaging Coordinators, Inc.

*                                           All or a portion of interest contains payments-in-kind (“PIK”).

**                                      Indicates assets that the Operating Company deems to be “non-qualifying assets” under Section 55(a) of the Investment Company Act of 1940, as amended. Qualifying assets must represent at least 70.00% of the Operating Company’s total assets at the time of acquisition of any additional non-qualifying assets.

The accompanying notes are an integral part of these consolidated financial statements.

New Mountain Finance Holdings, L.L.C.

Consolidated Schedule of Investments (Continued)

June 30, 2013
(unaudited)

June 30, 2013
Investment Type	Percent of Total Investments at Fair Value
First lien	52.02%
Second lien	40.87%
Subordinated	4.40%
Equity and other	2.71%
Total investments	100.00%

June 30, 2013
Industry Type	Percent of Total Investments at Fair Value
Software	23.99%
Education	16.51%
Business Services	14.89%
Federal Services	10.20%
Healthcare Services	9.48%
Media	5.22%
Distribution & Logistics	4.59%
Consumer Services	4.19%
Energy	4.14%
Healthcare Products	3.98%
Industrial Services	1.35%
Healthcare Information Technology	0.84%
Information Technology	0.62%
Total investments	100.00%

June 30, 2013
Interest Rate Type	Percent of Total Investments at Fair Value
Floating rates	88.30%
Fixed rates	11.70%
Total investments	100.00%

The accompanying notes are an integral part of these consolidated financial statements.

New Mountain Finance Holdings, L.L.C.

Consolidated Schedule of Investments

December 31, 2012

(in thousands, except shares)

Portfolio Company, Location and Industry(1)	Type of Investment	Interest Rate	Maturity Date	Principal Amount, Par Value or Shares	Cost	Fair Value	Percent of Members’ Capital
Funded Debt Investments—Bermuda
Stratus Technologies Bermuda Holdings Ltd.(4)**
Stratus Technologies Bermuda Ltd. / Stratus Technologies, Inc.
Information Technology	First lien(2)(7)	12.00%	3/29/2015	$6,664	$6,396	$6,631	1.16%
Total Funded Debt Investments—Bermuda				$6,664	$6,396	$6,631	1.16%
Funded Debt Investments—Cayman Islands
Pinnacle Holdco S.à r.l. / Pinnacle (US) Acquisition Co Limited**
Software	First lien(3)	6.50% (Base Rate + 5.25%)	7/30/2019	$2,992	$2,971	$2,999
	Second lien(2)	10.50% (Base Rate + 9.25%)	7/30/2020	30,000	29,420	30,488
				32,992	32,391	33,487	5.88%
Total Funded Debt Investments—Cayman Islands				$32,992	$32,391	$33,487	5.88%
Funded Debt Investments—United Kingdom
Magic Newco, LLC**
Software	First lien(3)	7.25% (Base Rate + 6.00%)	12/12/2018	$14,963	$14,543	$15,105	2.65%
Total Funded Debt Investments—United Kingdom				$14,963	$14,543	$15,105	2.65%
Funded Debt Investments—United States
Edmentum, Inc.(fka Plato, Inc.)
Education	First lien(3)	7.50% (Base Rate + 6.00%)	5/17/2018	$11,700	$11,378	$11,744
	Second lien(2)	11.25% (Base Rate + 9.75%)	5/17/2019	29,150	28,604	28,567
				40,850	39,982	40,311	7.07%
Novell, Inc. (fka Attachmate Corporation, NetIQ Corporation)
Software	First lien(3)	7.25% (Base Rate + 5.75%)	11/22/2017	7,700	7,560	7,785
	Second lien(2)	11.00% (Base Rate + 9.50%)	11/22/2018	24,000	23,326	23,560
				31,700	30,886	31,345	5.50%
Rocket Software, Inc.
Software	Second lien(2)	10.25% (Base Rate + 8.75%)	2/8/2019	30,875	30,711	30,933	5.43%
Pharmaceutical Research Associates, Inc.
Healthcare Services	Second lien(2)	10.50% (Base Rate + 9.25%)	6/10/2019	30,000	29,402	30,319	5.32%
UniTek Global Services, Inc.
Business Services	First lien(2)	9.00% (Base Rate + 7.50%)	4/16/2018	19,650	19,202	19,331
	First lien(2)	9.00% (Base Rate + 7.50%)	4/16/2018	5,970	5,798	5,873
	First lien(2)	9.00% (Base Rate + 7.50%)	4/16/2018	4,963	4,781	4,882
				30,583	29,781	30,086	5.28%
KeyPoint Government Solutions, Inc.
Federal Services	First lien(3)	7.25% (Base Rate + 6.00%)	11/13/2017	20,000	19,608	19,900
	First lien(2)	7.25% (Base Rate + 6.00%)	11/13/2017	10,000	9,703	9,950
				30,000	29,311	29,850	5.24%
Global Knowledge Training LLC
Education	First lien(3)	6.50% (Base Rate + 4.99%)	4/21/2017	4,776	4,718	4,705
	First lien(3)	7.25% (Base Rate + 4.00%)	4/21/2017	1,174	1,159	1,156
	Second lien(2)	11.50% (Base Rate + 9.75%)	10/21/2018	24,250	23,814	23,755
				30,200	29,691	29,616	5.20%
Managed Health Care Associates, Inc.
Healthcare Services	First lien(2)	3.47% (Base Rate + 3.25%)	8/1/2014	14,756	13,240	14,276
	Second lien(2)	6.72% (Base Rate + 6.50%)	2/1/2015	15,000	12,790	14,475
				29,756	26,030	28,751	5.05%
Transtar Holding Company
Distribution & Logistics (10)	Second lien(2)	9.75% (Base Rate + 8.50%)	10/9/2019	28,300	27,787	28,654	5.03%
Meritas Schools Holdings, LLC
Education	First lien(3)	7.50% (Base Rate + 6.00%)	7/29/2017	8,150	8,084	8,171
	Second lien(2)	11.50% (Base Rate + 10.00%)	1/29/2018	20,000	19,747	20,000
				28,150	27,831	28,171	4.94%
Kronos Incorporated
Software	Second lien(2)	9.75% (Base Rate + 8.50%)	4/30/2020	25,000	24,753	25,125	4.41%

The accompanying notes are an integral part of these consolidated financial statements.

New Mountain Finance Holdings, L.L.C.

Consolidated Schedule of Investments (Continued)

December 31, 2012

(in thousands, except shares)

Portfolio Company, Location and Industry(1)	Type of Investment	Interest Rate	Maturity Date	Principal Amount, Par Value or Shares	Cost	Fair Value	Percent of Members’ Capital
St. George’s University Scholastic Services LLC
Education	First lien(2)	8.50% (Base Rate + 7.00%)	12/20/2017	$25,000	$24,501	$24,500	4.30%
SRA International, Inc.
Federal Services	First lien(3)	6.50% (Base Rate + 5.25%)	7/20/2018	20,436	19,741	19,542
	First lien(2)	6.50% (Base Rate + 5.25%)	7/20/2018	4,315	4,225	4,126
				24,751	23,966	23,668	4.15%
Aderant North America, Inc.
Software	Second lien(2)	11.00% (Base Rate + 7.75%)	6/20/2019	22,500	22,163	23,062	4.05%
LM U.S. Member LLC (and LM U.S. Corp Acquisition Inc.)
Business Services	Second lien(2)	9.50% (Base Rate + 8.25%)	10/26/2020	20,000	19,704	20,150	3.54%
Learning Care Group (US), Inc.
Education	First lien(2)	12.00%	4/27/2016	17,369	17,174	16,696
	Subordinated(2)	15.00% PIK*	6/30/2016	3,782	3,639	3,434
				21,151	20,813	20,130	3.53%
Six3 Systems, Inc.
Federal Services	First lien(2)	7.00% (Base Rate + 5.75%)	10/4/2019	20,000	19,805	20,025	3.51%
First American Payment Systems, L.P.
Business Services	Second lien(2)	10.75% (Base Rate + 9.50%)	4/12/2019	20,000	19,609	19,900	3.49%
eResearchTechnology, Inc.
Healthcare Services	First lien(3)	8.00% (Base Rate + 6.50%)	5/2/2018	19,950	19,202	19,850	3.48%
Insight Pharmaceuticals LLC
Healthcare Products	Second lien(2)	13.25% (Base Rate + 11.75%)	8/25/2017	19,310	18,659	19,503	3.42%
Transplace Texas, L.P.
Distribution & Logistics (10)	Second lien(2)	11.00% (Base Rate + 9.00%)	4/12/2017	20,000	19,586	19,500	3.42%
PODS, Inc.(6)
Consumer Services
PODS Funding Corp. II	First lien(3)	7.25% (Base Rate + 6.00%)	11/29/2016	14,007	13,668	13,972
Storapod Holding Company, Inc.	Subordinated(2)	21.00% PIK*	11/29/2017	5,296	5,156	5,113
				19,303	18,824	19,085	3.35%
Smile Brands Group Inc.
Healthcare Services	First lien(3)	7.00% (Base Rate + 5.25%)	12/21/2017	19,859	19,598	18,767	3.29%
Ascensus, Inc.
Business Services	First lien(2)	8.00% (Base Rate + 6.75%)	12/21/2018	8,500	8,330	8,330
	First lien(3)	8.00% (Base Rate + 6.75%)	12/21/2018	8,500	8,330	8,330
				17,000	16,660	16,660	2.92%
Sotera Defense Solutions, Inc. (Global Defense Technology & Systems, Inc.)
Federal Services	First lien(3)	7.50% (Base Rate + 6.00%)	4/21/2017	15,758	15,644	15,600	2.74%
IG Investments Holdings, LLC
Business Services	Second lien(2)	10.25% (Base Rate + 9.00%)	10/31/2020	15,000	14,852	14,925	2.62%
OpenLink International, Inc.
Software	First lien(3)	7.75% (Base Rate + 6.25%)	10/30/2017	14,850	14,600	14,850	2.61%
Landslide Holdings, Inc. (Crimson Acquisition Corp.)
Software	First lien(3)	7.00% (Base Rate + 5.75%)	6/19/2018	14,625	14,353	14,671	2.57%
KPLT Holdings, Inc. (Centerplate, Inc., et al.)
Consumer Services	Subordinated(2)	11.75% (10.25% + 1.50% PIK)*	4/16/2019	14,637	14,351	14,344	2.52%
Sabre Inc.
Software	First lien(3)	7.25% (Base Rate + 6.00%)	12/29/2017	13,965	13,918	14,186	2.49%
Brock Holdings III, Inc.
Industrial Services	Second lien(2)	10.00% (Base Rate + 8.25%)	3/16/2018	14,000	13,825	14,105	2.48%
Triple Point Technology, Inc.
Software	First lien(3)	6.25% (Base Rate + 5.00%)	10/27/2017	12,968	12,549	13,021	2.28%
Lonestar Intermediate Super Holdings, LLC
Business Services	Subordinated(2)	11.00% (Base Rate + 9.50%)	9/2/2019	12,000	11,666	12,765	2.24%
Aspen Dental Management, Inc
Healthcare Services	First lien(3)	7.00% (Base Rate + 5.50%)	10/6/2016	12,870	12,652	12,210	2.14%

The accompanying notes are an integral part of these consolidated financial statements.

New Mountain Finance Holdings, L.L.C.

Consolidated Schedule of Investments (Continued)

December 31, 2012

(in thousands, except shares)

Portfolio Company, Location and Industry(1)	Type of Investment	Interest Rate	Maturity Date	Principal Amount, Par Value or Shares	Cost	Fair Value	Percent of Members’ Capital
Van Wagner Communications, LLC
Media	First lien(2)	8.25% (Base Rate + 7.00%)	8/3/2018	$12,000	$11,772	$12,160	2.13%
Supervalu Inc.**
Retail	First lien(2)	8.00% (Base Rate + 6.75%)	8/30/2018	11,940	11,597	12,146	2.13%
Vision Solutions, Inc.
Software	Second lien(2)	9.50% (Base Rate + 8.00%)	7/23/2017	12,000	11,913	11,700	2.05%
Merrill Communications LLC
Business Services	First lien(2)	10.75% (Base Rate + 7.50%)	3/10/2013	11,422	11,421	11,279	1.98%
Mailsouth, Inc.
Media	First lien(3)	6.75% (Base Rate + 5.00%)	12/14/2016	11,136	11,018	11,025	1.94%
Immucor, Inc.
Healthcare Services	First lien(3)	5.75% (Base Rate + 4.50%)	8/19/2018	4,938	4,772	5,006
	Subordinated(2)(7)	11.13%	8/15/2019	5,000	4,943	5,650
				9,938	9,715	10,656	1.87%
Virtual Radiologic Corporation
Healthcare Information Technology	First lien(3)	7.75% (Base Rate + 4.50%)	12/22/2016	14,702	14,550	10,291	1.81%
Permian Tank & Manufacturing, Inc.
Energy	First lien(3)	9.00% (Base Rate + 7.25%)	3/15/2017	10,072	9,852	10,072	1.77%
Vertafore, Inc.
Software	Second lien(2)	9.75% (Base Rate + 8.25%)	10/29/2017	10,000	9,924	10,050	1.76%
Merge Healthcare Inc.**
Healthcare Services	First lien(2)(7)	11.75%	5/1/2015	9,000	8,916	9,709	1.70%
TransFirst Holdings, Inc.
Business Services	Second lien(2)	11.00% (Base Rate + 9.75%)	6/27/2018	10,000	9,700	9,700	1.70%
Consona Holdings, Inc.
Software	First lien(3)	7.25% (Base Rate + 6.00%)	8/6/2018	8,479	8,398	8,511	1.49%
Confie Seguros Holding II Co.
Consumer Services	Second lien(2)	10.25% (Base Rate + 9.00%)	5/8/2019	8,000	7,842	8,040	1.41%
Physio-Control International, Inc.
Healthcare Products	First lien(2)	9.88%	1/15/2019	7,000	7,000	7,717	1.35%
Surgery Center Holdings, Inc.
Healthcare Services	First lien(3)	6.50% (Base Rate + 5.00%)	2/6/2017	6,834	6,809	6,800	1.19%
Research Pharmaceutical Services, Inc.
Healthcare Services	First lien(3)	6.75% (Base Rate + 5.25%)	2/18/2017	7,125	7,046	6,662	1.17%
Alion Science and Technology Corporation
Federal Services	First lien(2)(7)	12.00% (10.00% + 2.00% PIK)*	11/1/2014	6,320	6,131	6,093	1.07%
GCA Services Group, Inc.
Business Services	Second lien(2)	9.25% (Base Rate + 8.00%)	11/1/2020	5,000	4,951	4,900	0.86%
Education Management LLC**
Education	First lien(3)	8.25% (Base Rate + 7.00%)	3/30/2018	5,058	4,921	4,232	0.74%
Brickman Group Holdings, Inc.
Business Services	Subordinated(2)	9.13%	11/1/2018	3,650	3,342	3,842	0.68%
Ozburn-Hessey Holding Company LLC
Distribution & Logistics (10)	Second lien(2)	11.50% (Base Rate + 9.50%)	10/10/2016	4,000	3,947	3,680	0.65%
YP Holdings LLC(8)
YP Intermediate Holdings Corp. / YP Intermediate Holdings II LLC
Media	Second lien(2)	15.00% (12.00% + 3.00% PIK)*	5/18/2017	3,559	3,326	3,586	0.63%
Mach Gen, LLC
Power Generation	Second lien(2)	7.82% PIK (Base Rate + 7.50%)*	2/22/2015	3,676	3,474	2,396	0.42%
ATI Acquisition Company (fka Ability Acquisition, Inc.)
Education	First lien(2)	12.25% (Base Rate + 5.00% + 4.00% PIK)(5)*	12/30/2014	4,432	4,306	—
	First lien(2)	17.25% (Base Rate + 10.00% + 4.00% PIK)(5)*	6/30/2012— Past Due	1,665	1,517	649
	First lien(2)	17.25% (Base Rate + 10.00% + 4.00% PIK)(5)*	6/30/2012— Past Due	103	94	103
				6,200	5,917	752	0.13%
Airvana Network Solutions Inc.
Software	First lien(2)	10.00% (Base Rate + 8.00%)	3/25/2015	648	640	650	0.11%
Total Funded Debt Investments—United States				$942,670	$921,787	$925,287	162.35%
Total Funded Debt Investments				$997,289	$975,117	$980,510	172.04%

The accompanying notes are an integral part of these consolidated financial statements.

New Mountain Finance Holdings, L.L.C.

Consolidated Schedule of Investments (Continued)

December 31, 2012

(in thousands, except shares)

Portfolio Company, Location and Industry(1)	Type of Investment	Interest Rate	Maturity Date	Principal Amount, Par Value or Shares	Cost	Fair Value	Percent of Members’ Capital
Equity—Bermuda
Stratus Technologies Bermuda Holdings Ltd.(4)**
Information Technology	Ordinary shares(2)	—	—	144,270	$65	$65
	Preferred shares(2)	—	—	32,830	15	15
					80	80	0.01%
Total Shares—Bermuda					$80	$80	0.01%
Equity—United States
Global Knowledge Training LLC
Education	Ordinary shares(2)	—	—	2	$2	$2
	Preferred shares(2)	—	—	2,423	1,195	2,423
					1,197	2,425	0.43%
Total Shares—United States					$1,197	$2,425	0.43%
Total Shares					$1,277	$2,505	0.44%
Warrants—United States
YP Holdings LLC(8)
YP Equity Investors LLC
Media	Warrants(2)	—	—	5	$466	$7,230	1.27%
Alion Science and Technology Corporation
Federal Services	Warrants(2)	—	—	6,000	293	192	0.03%
PODS, Inc.(6)
Storapod Holding Company, Inc.
Consumer Services	Warrants(2)	—	—	360,129	156	156	0.03%
Learning Care Group (US), Inc.
Education	Warrants(2)	—	—	844	194	14	0.00%
Total Warrants—United States					$1,109	$7,592	1.33%
Total Funded Investments					$977,503	$990,607	173.81%
Unfunded Debt Investments—United States
Advantage Sales & Marketing Inc.
Business Services	First lien(2)(9)—Undrawn	—	12/17/2015	$10,500	$(1,260)	$(787)	-0.14%
Total Unfunded Debt Investments				$10,500	$(1,260)	$(787)	-0.14%
Total Investments					$976,243	$989,820	173.67%

(1)                                     New Mountain Finance Holdings, L.L.C. (the “Operating Company”) generally acquires its investments in private transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). These investments are generally subject to certain limitations on resale, and may be deemed to be “restricted securities” under the Securities Act.

(2)                                     The Holdings Credit Facility is collateralized by the indicated investments.

(3)                                     The SLF Credit Facility is collateralized by the indicated investments.

(4)                                     The Operating Company holds investments in two related entities of Stratus Technologies Bermuda Holdings, Ltd. (“Stratus Holdings”). The Operating Company directly holds ordinary and preferred equity in Stratus Holdings and has a credit investment in the joint issuers of Stratus Technologies Bermuda Ltd. (“Stratus Bermuda”) and Stratus Technologies, Inc. (“Stratus U.S.”), collectively, the “Stratus Notes”. Stratus U.S. is a wholly-owned subsidiary of Stratus Bermuda, which in turn is a wholly-owned subsidiary of Stratus Holdings. Stratus Holdings is the parent guarantor of the credit investment of the Stratus Notes.

(5)                                     Investment is on non-accrual status.

(6)                                     The Operating Company holds investments in two related entities of PODS, Inc. The Operating Company directly holds warrants in Storapod Holding Company, Inc. (“Storapod”) and has a credit investment in Storapod through Storapod WCF II Limited (“Storapod WCF II”). Storapod WCF II is a special purpose entity used to enter into a Shari’ah-compliant financing arrangement with Storapod. Additionally, the Operating Company has a credit investment in PODS Funding Corp. II (“PODS II”). PODS, Inc. is a wholly-owned subsidiary of PODS Holding, Inc., which in turn is a majority-owned subsidiary of Storapod. PODS II is a special purpose entity used to enter into a Shari’ah-compliant financing arrangement with PODS, Inc. and its subsidiary, PODS Enterprises, Inc.

The accompanying notes are an integral part of these consolidated financial statements.

New Mountain Finance Holdings, L.L.C.

Consolidated Schedule of Investments (Continued)

December 31, 2012

(7)                                     Securities are registered under the Securities Act.

(8)                                     The Operating Company holds investments in two related entities of YP Holdings LLC. The Operating Company directly holds warrants to purchase a 4.96% membership interest of YP Equity Investors, LLC (which at closing represented an indirect 1.0% equity interest in YP Holdings LLC) and holds an investment in the Term Loan B loans issued by YP Intermediate Holdings Corp. and YP Intermediate Holdings II LLC (together “YP Intermediate”), a subsidiary of YP Holdings LLC.

(9)                                     Par Value amounts represent the drawn or undrawn (as indicated in type of investment) portion of revolving credit facilities. Cost amounts represent the cash received at settlement date net the impact of paydowns and cash paid for drawn revolvers.

(10)                                Industries were disclosed separately in previously issued financial statements.

*                                           All or a portion of interest contains payments-in-kind (“PIK”).

**                                      Indicates assets that the Operating Company deems to be “non-qualifying assets” under Section 55(a) of the Investment Company Act of 1940, as amended. Qualifying assets must represent at least 70.00% of the Operating Company’s total assets at the time of acquisition of any additional non-qualifying assets.

The accompanying notes are an integral part of these consolidated financial statements.

New Mountain Finance Holdings, L.L.C.

Consolidated Schedule of Investments (Continued)

December 31, 2012

December 31, 2012
Investment Type	Percent of Total Investments at Fair Value
First lien	49.86%
Second lien	44.56%
Subordinated	4.56%
Equity and other	1.02%
Total investments	100.00%

December 31, 2012
Industry Type	Percent of Total Investments at Fair Value
Software	24.92%
Education	15.17%
Healthcare Services	14.52%
Business Services	14.49%
Federal Services	9.64%
Distribution & Logistics (1)	5.23%
Consumer Services	4.21%
Media	3.44%
Healthcare Products	2.75%
Industrial Services	1.42%
Retail	1.23%
Healthcare Information Technology	1.04%
Energy	1.02%
Information Technology	0.68%
Power Generation	0.24%
Total investments	100.00%

(1)                                 Industries were disclosed separately in previously issued financial statements.

The accompanying notes are an integral part of these consolidated financial statements.

New Mountain Finance Corporation

Statements of Assets and Liabilities

(in thousands, except shares and per share data)

	June 30, 2013	December 31, 2012
	(unaudited)
Assets
Investment in New Mountain Finance Holdings, L.L.C., at fair value (cost of $532,427 and $335,730, respectively)	$546,200	$341,926
Distribution receivable from New Mountain Finance Holdings, L.L.C.	—	3,405
Total assets	$546,200	$345,331
Liabilities
Dividends payable	—	3,405
Total liabilities	—	3,405
Net assets
Preferred stock, par value $0.01 per share, 2,000,000 authorized, none issued	—	—
Common stock, par value $0.01 per share, 100,000,000 shares authorized, and 38,148,548 and 24,326,251 shares issued and outstanding, respectively	381	243
Paid in capital in excess of par	532,046	335,487
Undistributed net investment income	5,961	—
Accumulated undistributed net realized gains	4,116	952
Net unrealized appreciation (depreciation)	3,696	5,244
Total net assets	$546,200	$341,926
Total liabilities and net assets	$546,200	$345,331
Number of shares outstanding	38,148,548	24,326,251
Net asset value per share	$14.32	$14.06

The accompanying notes are an integral part of these financial statements.

New Mountain Finance Corporation

Statements of Operations

(in thousands, except shares and per share data)

(unaudited)

	Three months ended		Six months ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Net investment income allocated from New Mountain Finance Holdings, L.L.C.
Interest income	$20,534	$6,962	$36,030	$13,398
Dividend income	4,727	—	4,725	—
Other income	1,139	60	1,326	206
Total expenses	(8,726)	(2,993)	(17,189)	(6,145)
Net investment income allocated from New Mountain Finance Holdings, L.L.C.	17,674	4,029	24,892	7,459
Net realized and unrealized gain (loss) allocated from New Mountain Finance Holdings, L.L.C.
Net realized gains on investments	2,478	4,141	3,164	4,489
Net change in unrealized (depreciation) appreciation of investments	(9,159)	(4,335)	(1,516)	75
Net realized and unrealized (loss) gain allocated from New Mountain Finance Holdings, L.L.C.	(6,681)	(194)	1,648	4,564
Total net increase in net assets resulting from operations allocated from New Mountain Finance Holdings, L.L.C.	10,993	3,835	26,540	12,023
Net change in unrealized (depreciation) appreciation of investment in New Mountain Finance Holdings, L.L.C.	(1)	—	(32)	—
Net increase in net assets resulting from operations	$10,992	$3,835	$26,508	$12,023
Basic earnings per share	$0.34	$0.36	$0.92	$1.12
Weighted average shares of common stock outstanding—basic (See Note 11)	32,289,758	10,697,691	28,797,837	10,697,691
Diluted earnings per share	$0.35	$0.36	$0.94	$1.12
Weighted average shares of common stock outstanding—diluted (See Note 11)	42,933,124	30,919,629	41,890,217	30,919,629

The accompanying notes are an integral part of these financial statements.

New Mountain Finance Corporation

Statements of Changes in Net Assets

(in thousands)

(unaudited)

	Six months ended
	June 30, 2013	June 30, 2012
Increase (decrease) in net assets resulting from operations:
Net investment income allocated from New Mountain Finance Holdings, L.L.C.	$24,892	$7,459
Net realized gains on investments allocated from New Mountain Finance Holdings, L.L.C.	3,164	4,489
Net change in unrealized (depreciation) appreciation of investments allocated from New Mountain Finance Holdings, L.L.C.	(1,516)	75
Net change in unrealized (depreciation) appreciation of investment in New Mountain Finance Holdings, L.L.C.	(32)	—
Total net increase in net assets resulting from operations	26,508	12,023
Capital transactions
Net proceeds from shares sold	57,020	—
Deferred offering costs allocated from New Mountain Finance Holdings, L.L.C.	(203)	—
Value of shares issued for exchanged units	137,384	—
Dividends declared	(18,931)	(9,521)
Reinvestment of dividends	2,496	—
Total net increase (decrease) in net assets resulting from capital transactions	177,766	(9,521)
Net increase in net assets	204,274	2,502
Net assets at beginning of period	341,926	145,487
Net assets at end of period	$546,200	$147,989

The accompanying notes are an integral part of these financial statements.

New Mountain Finance Corporation

Statements of Cash Flows

(in thousands)

(unaudited)

	Six months ended
	June 30, 2013	June 30, 2012
Cash flows from operating activities
Net increase in net assets resulting from operations	$26,508	$12,023
Adjustments to reconcile net (increase) decrease in net assets resulting from operations to net cash (used in) provided by operating activities:
Net investment income allocated from New Mountain Finance Holdings, L.L.C.	(24,892)	(7,459)
Net realized and unrealized gains allocated from New Mountain Finance Holdings, L.L.C.	(1,648)	(4,564)
Net change in unrealized depreciation of investment in New Mountain Finance Holdings, L.L.C.	32	—
(Increase) decrease in operating assets:
Purchase of investment	(57,020)	—
Distributions from New Mountain Finance Holdings, L.L.C.	19,840	9,521
Net cash flows (used in) provided by operating activities	(37,180)	9,521
Cash flows from financing activities
Net proceeds from shares sold	57,020	—
Dividends paid	(19,840)	(9,521)
Net cash flows provided by (used in) financing activities	37,180	(9,521)
Net increase (decrease) in cash and cash equivalents	—	—
Cash and cash equivalents at the beginning of the period	—	—
Cash and cash equivalents at the end of the period	$—	$—
Non-cash financing activities:
New Mountain Finance AIV Holdings Corporation exchange of New Mountain Finance Holdings, L.L.C. units for shares	$137,384	$—
Value of shares issued in connection with dividend reinvestment plan	2,496	—
Deferred offering costs allocated from New Mountain Finance Holdings, L.L.C.	(203)	—

The accompanying notes are an integral part of these financial statements.

New Mountain Finance AIV Holdings Corporation

Statements of Assets and Liabilities

(in thousands, except shares)

	June 30, 2013	December 31, 2012
	(unaudited)
Assets
Investment in New Mountain Finance Holdings, L.L.C., at fair value (cost of $98,820 and $244,015, respectively)	$94,095	$228,013
Distributions receivable from New Mountain Finance Holdings, L.L.C.	—	7,786
Total assets	$94,095	$235,799
Liabilities
Dividends payable	—	7,786
Total liabilities	—	7,786
Net assets
Common stock, par value $0.01 per share 100 shares issued and outstanding	— (1)	— (1)
Paid in capital in excess of par	98,820	244,015
Undistributed net investment income	913	—
Distributions in excess of net realized gains	(5,484)	(6,676)
Net unrealized depreciation	(154)	(9,326)
Total net assets	94,095	228,013
Total liabilities and net assets	$94,095	$235,799

(1)         As of June 30, 2013 and December 31, 2012, the par value of the total common stock was $1.

The accompanying notes are an integral part of these financial statements.

New Mountain Finance AIV Holdings Corporation

Statements of Operations

(in thousands)

(unaudited)

	Three months ended		Six months ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Net investment income allocated from New Mountain Finance Holdings, L.L.C.
Interest income	$6,788	$13,162	$16,335	$25,327
Dividend income	1,708	—	1,707	—
Other income	260	114	351	389
Total expenses	(2,887)	(5,659)	(8,115)	(11,616)
Net investment income allocated from New Mountain Finance Holdings, L.L.C.	5,869	7,617	10,278	14,100
Net realized and unrealized gain (loss) allocated from New Mountain Finance Holdings, L.L.C.
Net realized gains on investments	835	7,827	1,192	8,486
Net change in unrealized (depreciation) appreciation of investments	(2,872)	(8,194)	1,375	142
Net realized and unrealized (loss) gain allocated from New Mountain Finance Holdings, L.L.C.	(2,037)	(367)	2,567	8,628
Total net increase in net assets resulting from operations allocated from New Mountain Finance Holdings, L.L.C.	3,832	7,250	12,845	22,728
Net realized losses on investment in New Mountain Finance Holdings, L.L.C.	(4,550)	—	(10,451)	—
Net change in unrealized appreciation (depreciation) of investment in New Mountain Finance Holdings, L.L.C.	3,509	—	7,797	—
Net increase in net assets resulting from operations	$2,791	$7,250	$10,191	$22,728

The accompanying notes are an integral part of these financial statements.

New Mountain Finance AIV Holdings Corporation

Statements of Changes in Net Assets

(in thousands)

(unaudited)

	Six months ended
	June 30, 2013	June 30, 2012
Increase (decrease) in net assets resulting from operations:
Net investment income allocated from New Mountain Finance Holdings, L.L.C.	$10,278	$14,100
Net realized gains on investments allocated from New Mountain Finance Holdings, L.L.C.	1,192	8,486
Net change in unrealized appreciation (depreciation) of investments allocated from New Mountain Finance Holdings, L.L.C.	1,375	142
Net realized losses on investment in New Mountain Finance Holdings, L.L.C.	(10,451)	—
Net change in unrealized appreciation (depreciation) of investment in New Mountain Finance Holdings, L.L.C.	7,797	—
Total net increase in net assets resulting from operations	10,191	22,728
Capital transactions
Distribution to New Mountain Guardian AIV, L.P.	(134,699)	—
Deferred offering costs allocated from New Mountain Finance Holdings, L.L.C.	(45)	—
Dividends declared	(9,365)	(17,998)
Total net decrease in net assets resulting from capital transactions	(144,109)	(17,998)
Net (decrease) increase in net assets	(133,918)	4,730
Net assets at beginning of period	228,013	275,015
Net assets at end of period	$94,095	$279,745

The accompanying notes are an integral part of these financial statements.

New Mountain Finance AIV Holdings Corporation

Statements of Cash Flows

(in thousands)

(unaudited)

	Six months ended
	June 30, 2013	June 30, 2012
Cash flows from operating activities
Net increase in net assets resulting from operations	$10,191	$22,728
Adjustments to reconcile net (increase) decrease in net assets resulting from operations to net cash (used in) provided by operating activities:
Net investment income allocated from New Mountain Finance Holdings, L.L.C.	(10,278)	(14,100)
Net realized and unrealized (gains) losses allocated from New Mountain Finance Holdings, L.L.C.	(2,567)	(8,628)
Net realized losses on investment in New Mountain Finance Holdings, L.L.C.	10,451	—
Net change in unrealized (appreciation) depreciation in New Mountain Finance Holdings, L.L.C.	(7,797)	—
(Increase) decrease in operating activities
Distributions from New Mountain Finance Holdings, L.L.C.	17,151	11,122
Net cash flows provided by operating activities	17,151	11,122
Cash flows from financing activities
Proceeds from shares sold	134,699	—
Distribution to New Mountain Guardian AIV, L.P.	(134,699)	—
Dividends paid	(17,151)	(11,122)
Net cash flows used in financing activities	(17,151)	(11,122)
Net increase (decrease) in cash and cash equivalents	—	—
Cash and cash equivalents at the beginning of the period	—	—
Cash and cash equivalents at the end of the period	$—	$—
Non-cash operating activities:
Distribution receivable from New Mountain Holdings, L.L.C.	$—	$6,875
Non-cash financing activities:
Dividends declared and payable	$—	$(6,875)
Deferred offering costs allocated from New Mountain Finance Holdings, L.L.C.	(45)	—

The accompanying notes are an integral part of these financial statements.

Combined Notes to the Consolidated Financial Statements of New Mountain Finance Holdings, L.L.C.,

the Financial Statements of New Mountain Finance Corporation and the Financial Statements

of New Mountain Finance AIV Holdings Corporation

June 30, 2013

(in thousands, except units/shares and per unit/share data)

(unaudited)

The information in these combined notes to the financial statements relates to each of the three separate registrants: New Mountain Finance Holdings, L.L.C., New Mountain Finance Corporation and New Mountain Finance AIV Holdings Corporation (collectively, the “Companies”). Information that relates to an individual registrant will be specifically referenced by the respective company. None of the Companies makes any representation as to the information related solely to the other registrants other than itself.

Note 1. Formation and Business Purpose

New Mountain Finance Holdings, L.L.C. (the “Operating Company” or the “Master Fund”) is a Delaware limited liability company. The Operating Company is externally managed and has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). As such, the Operating Company is obligated to comply with certain regulatory requirements. The Operating Company intends to be treated as a partnership for federal income tax purposes for so long as it has at least two members.

The Operating Company is externally managed by New Mountain Finance Advisers BDC, L.L.C. (the “Investment Adviser”). New Mountain Finance Administration, L.L.C. (the “Administrator”) provides the administrative services necessary for operations. The Investment Adviser and Administrator are wholly-owned subsidiaries of New Mountain Capital (defined as New Mountain Capital Group, L.L.C. and its affiliates). New Mountain Capital is a firm with a track record of investing in the middle market and with assets under management (which includes amounts committed, not all of which have been drawn down and invested to date) totaling more than $9.0 billion as of June 30, 2013. New Mountain Capital focuses on investing in defensive growth companies across its private equity, public equity, and credit investment vehicles. The Operating Company, formerly known as New Mountain Guardian (Leveraged), L.L.C., was originally formed as a subsidiary of New Mountain Guardian AIV, L.P. (“Guardian AIV”) by New Mountain Capital in October 2008. Guardian AIV was formed through an allocation of approximately $300.0 million of the $5.1 billion of commitments supporting New Mountain Partners III, L.P., a private equity fund managed by New Mountain Capital. In February 2009, New Mountain Capital formed a co-investment vehicle, New Mountain Guardian Partners, L.P., comprising $20.4 million of commitments. New Mountain Guardian (Leveraged), L.L.C. and New Mountain Guardian Partners, L.P., together with their respective direct and indirect wholly-owned subsidiaries, are defined as the “Predecessor Entities”.

New Mountain Finance Corporation (“NMFC”) is a Delaware corporation that was originally incorporated on June 29, 2010. NMFC is a closed-end, non-diversified management investment company that has elected to be treated as a BDC under the 1940 Act. As such, NMFC is obligated to comply with certain regulatory requirements. NMFC has elected to be treated, and intends to comply with the requirements to continue to qualify annually, as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended, (the “Code”).

New Mountain Finance AIV Holdings Corporation (“AIV Holdings”) is a Delaware corporation that was originally incorporated on March 11, 2011. Guardian AIV, a Delaware limited partnership, is AIV Holdings’ sole stockholder. AIV Holdings is a closed-end, non-diversified management investment company that has elected to be treated as a BDC under the 1940 Act. As such, AIV Holdings is obligated to comply with certain regulatory requirements. AIV Holdings has elected to be treated, and intends to comply with the requirements to continue to qualify annually, as a RIC under the Code.

On May 19, 2011, NMFC priced its initial public offering (the “IPO”) of 7,272,727 shares of common stock at a public offering price of $13.75 per share. Concurrently with the closing of the IPO and at the public offering price of $13.75 per share, NMFC sold an additional 2,172,000 shares of its common stock to certain executives and employees of, and other individuals affiliated with, New Mountain Capital in a concurrent private placement (the “Concurrent Private Placement”). Additionally, 1,252,964 shares were issued to the limited partners of New Mountain Guardian Partners, L.P. at that time for their ownership interest in the Predecessor Entities. In connection with NMFC’s IPO and through a series of transactions, the Operating Company owns all of the operations of the Predecessor Entities, including all of the assets and liabilities related to such operations.

NMFC and AIV Holdings are holding companies with no direct operations of their own, and their sole asset is their ownership in the Operating Company. NMFC and AIV Holdings each entered into a joinder agreement with respect to the Limited Liability Company Agreement, as amended and restated, of the Operating Company, pursuant to which NMFC and AIV Holdings were admitted as members of the Operating Company. NMFC acquired from the Operating Company, with the gross proceeds of the IPO and the Concurrent Private Placement, common membership units (“units”) of the Operating Company (the number of units are equal to the number of shares of NMFC’s common stock sold in the IPO and the Concurrent Private Placement). Additionally, NMFC received units of the Operating Company equal to the number of shares of common stock of NMFC issued to the limited partners of New Mountain Guardian Partners, L.P. Guardian AIV was the parent of the Operating Company prior to the IPO and, as a result of the transactions completed in connection with the IPO, obtained units in the Operating Company. Guardian AIV contributed its units in the Operating Company to its newly formed subsidiary, AIV Holdings, in exchange for common stock of AIV Holdings. AIV Holdings has the right to exchange all or any portion of its units in the Operating Company for shares of NMFC’s common stock on a one-for-one basis at any time.

During the quarter ended June 30, 2013, NMFC issued an additional 73,888 shares in conjunction with its dividend reinvestment plan at a weighted average price of $14.16. On June 21, 2013, NMFC completed a public offering of 2,000,000 shares of its common stock and an underwritten secondary public offering of 4,000,000 shares of its common stock on behalf of a selling stockholder, AIV Holdings, at a public offering price of $14.55 per share. In connection with the public offering, the underwriters purchased an additional 750,000 shares of NMFC’s common stock from AIV Holdings with the exercise of the overallotment option to purchase up to an additional 900,000 shares of common stock. The Operating Company received net proceeds of $28,620 in connection with the sale of 2,000,000 shares by NMFC of its common stock. NMFC did not receive any proceeds from the sale of shares of NMFC’s common stock by AIV Holdings, including pursuant to the exercise of the overallotment option. Since NMFC’s IPO, and through June 30, 2013, NMFC raised approximately $190,448 in net proceeds from additional offerings of common stock and issued shares of its common stock valued at approximately $193,698 on behalf of AIV Holdings for exchanged units. NMFC acquired from the Operating Company units of the Operating Company equal to the number of shares of NMFC’s common stock sold in the additional offerings. As of June 30, 2013, NMFC and AIV Holdings owned approximately 85.3% and 14.7%, respectively, of the units of the Operating Company.

The current structure was designed to generally prevent NMFC from being allocated taxable income with respect to unrecognized gains that existed at the time of the IPO in the Predecessor Entities’ assets, and rather such amounts would be allocated generally to AIV Holdings. The result is that any distributions made to NMFC’s stockholders that are attributable to such gains generally will not be treated as taxable dividends but rather as return of capital.

The diagram below depicts the Companies’ organizational structure as of June 30, 2013.

*                                         Includes partners of New Mountain Guardian Partners, L.P.

**                                  These common membership units are exchangeable into shares of NMFC common stock on a one-for-one basis.

***                           New Mountain Finance SPV Funding, L.L.C. (“NMF SLF”).

The Operating Company’s investment objective is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. In some cases, the Operating Company’s investments may also include equity interests. The primary focus is in the debt of defensive growth companies, which are defined as generally exhibiting the following characteristics: (i) sustainable secular growth drivers, (ii) high barriers to competitive entry, (iii) high free cash flow after capital expenditure and working capital needs, (iv) high returns on assets and (v) niche market dominance.

Note 2. Summary of Significant Accounting Policies

Basis of accounting—The Companies’ financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The Operating Company consolidates its wholly-owned subsidiary, NMF SLF. NMFC and AIV Holdings do not consolidate the Operating Company. NMFC and AIV Holdings apply investment company master-feeder financial statement presentation, as described in Accounting Standards Codification 946, Financial Services—Investment Companies, (“ASC 946”) to their interest in the Operating Company. NMFC and AIV Holdings observe that it is industry practice to follow the presentation prescribed for a master fund-feeder fund structure in ASC 946 in instances in which a master fund is owned by more than one feeder fund and that such presentation provides stockholders of NMFC and AIV Holdings with a clearer depiction of their investment in the Master Fund.

The Companies’ financial statements reflect all adjustments and reclassifications which, in the opinion of management, are necessary for the fair presentation of the results of operations and financial condition for all periods presented. All intercompany transactions have been eliminated. Revenues are recognized when earned and expenses when incurred. The financial results of the Operating Company’s portfolio investments are not consolidated in the financial statements. Prior to the IPO, an affiliate of the Predecessor Entities paid a majority of the management and incentive fees. Historical operating expenses do not reflect the allocation of certain professional fees, administrative and other expenses that have been incurred following the completion of the IPO. Accordingly, the Operating Company’s historical operating expenses are not comparable to its operating expenses after the completion of the IPO.

The Companies’ interim financial statements are prepared in accordance with GAAP for interim financial information and pursuant to the requirements for reporting on Form 10-Q and Articles 6 or 10 of Regulation S-X.  Accordingly, the Companies’ interim financial statements do not include all of the information and notes required by GAAP for annual financial statements. In the opinion of management, all adjustments, consisting solely of normal recurring accruals considered necessary for the fair presentation of financial statements for the interim period, have been included. The current period’s results of operations will not necessarily be indicative of results that ultimately may be achieved for the fiscal year ending December 31, 2013.

Investments—The Operating Company applies fair value accounting in accordance with GAAP. Fair value is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Investments are reflected on the Operating Company’s Consolidated Statements of Assets, Liabilities and Members’ Capital at fair value, with changes in unrealized gains and losses resulting from changes in fair value reflected in the Operating Company’s Consolidated Statements of Operations as “Net change in unrealized appreciation (depreciation) of investments” and realizations on portfolio investments reflected in the Operating Company’s Consolidated Statements of Operations as “Net realized gains (losses) on investments”.

The Operating Company values its assets on a quarterly basis, or more frequently if required under the 1940 Act. In all cases, the Operating Company’s board of directors is ultimately and solely responsible for determining the fair value of the portfolio investments on a quarterly basis in good faith, including investments that are not publicly traded, those whose market prices are not readily available and any other situation where its portfolio investments require a fair value determination. Security transactions are accounted for on a trade date basis. The Operating Company’s quarterly valuation procedures are set forth in more detail below:

(1)                                 Investments for which market quotations are readily available on an exchange are valued at such market quotations based on the closing price indicated from independent pricing services.

(2)                                 Investments for which indicative prices are obtained from various pricing services and/or brokers or dealers are valued through a multi-step valuation process, as described below, to determine whether the quote(s) obtained is representative of fair value in accordance with GAAP.

a.                                      Bond quotes are obtained through independent pricing services. Internal reviews are performed by the investment professionals of the Investment Adviser to ensure that the quote obtained is representative of fair value in accordance with GAAP and if so, the quote is used. If the Investment Adviser is unable to sufficiently validate the quote(s) internally and if the investment’s par value or its fair value exceeds the materiality threshold, the investment is valued similarly to those assets with no readily available quotes (see (3) below); and

b.                                      For investments other than bonds, the Operating Company looks at the number of quotes readily available and performs the following:

i.                                          Investments for which two or more quotes are received from a pricing service are valued using the mean of the mean of the bid and ask of the quotes obtained.

ii.                                       Investments for which one quote is received from a pricing service are validated internally. The investment professionals of the Investment Adviser analyze the market quotes obtained using an array of valuation methods (further described below) to validate the fair value. If the Investment Adviser is unable to sufficiently validate the quote internally and if the investment’s par value or its fair value exceeds the materiality threshold, the investment is valued similarly to those assets with no readily available quotes (see (3) below).

(3)                                 Investments for which quotations are not readily available through exchanges, pricing services, brokers, or dealers are valued through a multi-step valuation process:

a.                                      Each portfolio company or investment is initially valued by the investment professionals of the Investment Adviser responsible for the credit monitoring;

b.                                      Preliminary valuation conclusions will then be documented and discussed with the Operating Company’s senior management;

c.                                       If an investment falls into (3) above for four consecutive quarters and if the investment’s par value or its fair value exceeds the materiality threshold, then at least once each fiscal year, the valuation for each portfolio investment for which the Operating Company does not have a readily available market quotation will be reviewed by an independent valuation firm engaged by the Companies’ board of directors; and

d.                                      When deemed appropriate by the Operating Company’s management, an independent valuation firm may be engaged to review and value investment(s) of a portfolio company, without any preliminary valuation being performed by the Investment Adviser. The investment professionals of the Investment Adviser will review and validate the value provided.

The values assigned to investments are based upon available information and do not necessarily represent amounts which might ultimately be realized, since such amounts depend on future circumstances and cannot be reasonably determined until the individual positions are liquidated. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Operating Company’s investments may fluctuate from period to period and the fluctuations could be material.

NMFC and AIV Holdings are holding companies with no direct operations of their own, and their sole asset is their ownership in the Operating Company. NMFC’s and AIV Holdings’ investments in the Operating Company are carried at fair value and represent the respective pro-rata interest in the net assets of the Operating Company as of the applicable reporting date. NMFC and AIV Holdings value their ownership interest on a quarterly basis, or more frequently if required under the 1940 Act.

See Note 3, Investments, for further discussion relating to investments.

Cash and cash equivalents—Cash and cash equivalents include cash and short-term, highly liquid investments. The Companies define cash equivalents as securities that are readily convertible into known amounts of cash and so near maturity that there is insignificant risk of changes in value. Generally, these securities have original maturities of three months or less.

Revenue recognition

The Operating Company’s revenue recognition policies are as follows:

Sales and paydowns of investments:  Realized gains and losses on investments are determined on the specific identification method.

Interest income:  Interest income, including amortization of premium and discount using the effective interest method, is recorded on the accrual basis and periodically assessed for collectability. Interest income also includes interest earned from cash on hand. Upon the prepayment of a loan or debt security, any prepayment penalties are recorded as part of interest income. The Operating Company has loans in the portfolio that contain a payment-in-kind (“PIK”) provision. PIK represents interest that is accrued and recorded as interest income at the contractual rates, added to the loan principal on the respective capitalization dates, and generally due at maturity.

Non-accrual income:  Loans are placed on non-accrual status when principal or interest payments are past due 30 days or more and when there is reasonable doubt that principal or interest will be collected. Accrued cash and un-capitalized PIK interest is generally reversed when a loan is placed on non-accrual status. Previously capitalized PIK interest is not reversed when an investment is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment of the ultimate outcome. Non-accrual loans are restored to accrual status when past due principal and interest is paid and, in management’s judgment, are likely to remain current.

Other income:  Other income represents delayed compensation, consent or amendment fees, revolver fees and other miscellaneous fees received. Delayed compensation is income earned from counterparties on trades that do not settle within a set number of business days after trade date.  Other income may also include fees from bridge loans.  The Operating Company may from time to time enter into bridge financing commitments, an obligation to provide interim financing to a counterparty until permanent credit can be obtained. These commitments are short-term in nature and may expire unfunded.  A fee is received by the Operating Company for providing such commitments.

NMFC’s and AIV Holdings’ revenue recognition policies are as follows:

Revenue, expenses, and capital gains (losses):  At each quarterly valuation date, the Operating Company’s investment income, expenses, net realized gains (losses), and net increase (decrease) in unrealized appreciation (depreciation) are allocated to NMFC and AIV Holdings based on their pro-rata interest in the net assets of the Operating Company. This is recorded on NMFC’s and AIV Holdings’ Statements of Operations. Realized gains and losses are recorded upon sales of NMFC’s and AIV Holdings’ investments in the Operating Company. Net change in unrealized appreciation (depreciation) of investment in New Mountain Finance Holdings, L.L.C. is the difference between the net asset value per share and the closing price per share for shares issued as part of the dividend reinvestment plan on the dividend payment date. This net change in unrealized appreciation (depreciation) of investment in New Mountain Finance Holdings, L.L.C. includes the unrealized appreciation (depreciation) from the IPO. NMFC used the proceeds from its IPO and Concurrent Private Placement to purchase units in the Operating Company at $13.75 per unit (its IPO price per share). At the IPO date, $13.75 per unit represented a discount to the actual net asset value per unit of the Operating Company. As a result, NMFC experienced immediate unrealized appreciation on its investment. Concurrently, AIV Holdings experienced immediate unrealized depreciation on its investment in the Operating Company equal to the difference between NMFC’s IPO price of $13.75 per unit and the actual net asset value per unit.

All expenses, including those of NMFC and AIV Holdings, are paid and recorded by the Operating Company. Expenses are allocated to NMFC and AIV Holdings based on pro-rata ownership interest. In addition, the Operating Company paid all of the offering costs related to the IPO and subsequent offerings. NMFC and AIV Holdings have recorded their portion of the offering costs as a direct reduction to net assets and the cost of their investment in the Operating Company.

With respect to the expenses incident to any registration of shares of NMFC’s common stock issued in exchange for AIV Holdings’ units of the Operating Company, AIV Holdings is directly responsible for the expenses of any demand registration (including underwriters’ discounts or commissions) and their pro-rata share of any “piggyback” registration expenses.

Interest and other credit facility expenses—Interest and other credit facility fees are recorded on an accrual basis by the Operating Company. See Note 7, Borrowing Facilities, for details.

Deferred credit facility costs—The deferred credit facility costs of the Operating Company consist of capitalized expenses related to the origination and amending of the Operating Company’s existing credit facilities. The Operating Company amortizes these costs into expense using the straight-line method over the stated life of the related credit facility. See Note 7, Borrowing Facilities, for details.

Income taxes—The Operating Company is treated as a partnership for federal income tax purposes. Accordingly, no provision for income taxes has been made in the accompanying financial statements, as the partners are individually responsible for reporting income or loss based on their respective share of the revenues and expenses. The Operating Company files United States (“U.S.”) federal, state, and local income tax returns.

NMFC and AIV Holdings have elected to be treated, and intend to comply with the requirements to qualify annually, as RICs under subchapter M of the Code. As RICs, NMFC and AIV Holdings are not subject to federal income tax on the portion of taxable income and gains timely distributed to stockholders; therefore, no provision for income taxes has been recorded.

To continue to qualify as RICs, NMFC and AIV Holdings are required to meet certain income and asset diversification tests in addition to distributing at least 90.0% of their respective investment company taxable income, as defined by the Code. Since federal income tax regulations differ from GAAP, distributions in accordance with tax regulations may differ from net investment income and realized gains recognized for financial reporting purposes.

Differences between taxable income and the results of operations for financial reporting purposes may be permanent or temporary in nature. Permanent differences are reclassified among capital accounts in the financial statements to reflect their tax character. Differences in classification may also result from the treatment of short-term gains as ordinary income for tax purposes.

For federal income tax purposes, distributions paid to stockholders of NMFC and AIV Holdings are reported as ordinary income, return of capital, long term capital gains or a combination thereof.

NMFC and AIV Holdings will be subject to a 4.0% nondeductible federal excise tax on certain undistributed income unless NMFC and AIV Holdings distribute, in a timely manner as required by the Code, an amount at least equal to the sum of (1) 98.0% of their respective net ordinary income earned for the calendar year and (2) 98.2% of their respective capital gain net income for the one-year period ending October 31 in the calendar year.

The Companies have adopted the Income Taxes topic of the Codification (“ASC 740”). ASC 740 provides guidance for how uncertain income tax positions should be recognized, measured, and disclosed in the financial statements. Based on their analyses, the Companies have determined that there were no material uncertain income tax positions through December 31, 2012. The 2011 and 2012 tax years remain subject to examination by U.S. federal, state, and local tax authorities.

Dividends—Distributions to common unit holders of the Operating Company and common stockholders of NMFC and AIV Holdings are recorded on the record date as set by the respective board of directors. In order for NMFC and AIV Holdings to pay a dividend or other distribution to holders of their common stock, it must be accompanied by a prior distribution by the Operating Company to all of its unit holders. The Operating Company intends to make distributions to its unit holders that will be sufficient to enable NMFC and AIV Holdings to pay quarterly distributions to their stockholders and to maintain their status as RICs. NMFC and AIV Holdings intend to distribute approximately all of their portion of the Operating Company’s adjusted net investment income (see Note 5, Agreements) on a quarterly basis and substantially all of their portion of the Operating Company’s taxable income on an annual basis, except that NMFC may retain certain net capital gains for reinvestment.

Under certain circumstances, the distributions that the Operating Company makes to its members may not be sufficient for AIV Holdings to satisfy the annual distribution requirement necessary for AIV Holdings to continue to qualify as a RIC. In that case, it is expected that Guardian AIV would consent to be treated as if it received distributions from AIV Holdings sufficient to satisfy the annual distribution requirement. Guardian AIV would be required to include the consent dividend in its taxable income as a dividend from AIV Holdings, which would result in phantom (i.e., non-cash) taxable income to Guardian AIV. AIV Holdings intends to make quarterly distributions to Guardian AIV, its sole stockholder, out of assets legally available for distribution each quarter.

The Operating Company and NMFC are required to take certain actions in order to maintain, at all times, a one-to-one ratio between the number of units held by NMFC and the number of shares of NMFC’s common stock outstanding. NMFC has adopted a dividend reinvestment plan that provides on behalf of its stockholders for reinvestment of any distributions declared, unless a stockholder elects to receive cash. Cash distributions reinvested in additional shares of NMFC’s common stock will be automatically reinvested by NMFC into additional units of the Operating Company. In addition, AIV Holdings does not intend to reinvest any distributions received from the Operating Company in additional units of the Operating Company.

NMFC applies the following in implementing the dividend reinvestment plan. If the price at which newly issued shares are to be credited to stockholders’ accounts is greater than 110.0% of the last determined net asset value of the shares, NMFC will use only newly issued shares to implement its dividend reinvestment plan. Under such circumstances, the number of shares to be issued to a stockholder is determined by dividing the total dollar amount of the distribution payable to such stockholder by the market price per share of NMFC’s common stock on the New York Stock Exchange (“NYSE”) on the distribution payment date. Market price per share on that date will be the closing price for such shares on the NYSE or, if no sale is reported for such day, the average of their electronically reported bid and asked prices. If NMFC uses newly issued shares to implement the plan, NMFC will receive, on a one-for-one basis, additional units of the Operating Company in exchange for cash distributions that are reinvested in shares of NMFC’s common stock under the dividend reinvestment plan.

If the price at which newly issued shares are to be credited to stockholders’ accounts is less than 110.0% of the last determined net asset value of the shares, NMFC will either issue new shares or instruct the plan administrator to purchase shares in the open market to satisfy the additional shares required. Shares purchased in open market transactions by the plan administrator will be allocated to a stockholder based on the average purchase price, excluding any brokerage charges or other charges, of all shares of common stock purchased in the open market. The number of shares of NMFC’s common stock to be outstanding after giving effect to payment of the distribution cannot be established until the value per share at which additional shares will be issued has been determined and elections of NMFC’s stockholders have been tabulated.

Foreign securities—The accounting records of the Operating Company are maintained in U.S. dollars. Investment securities denominated in foreign currencies are translated into U.S. dollars based on the rate of exchange of such currencies on the date of valuation. Purchases and sales of investment securities and income and expense items denominated in foreign currencies are translated into U.S. dollars based on the rate of exchange of such currencies on the respective dates of the transactions. The Operating Company does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with “Net change in unrealized appreciation (depreciation) of investments” and “Net realized gains (losses) on investments” in the Operating Company’s Consolidated Statements of Operations.

Investments denominated in foreign currencies may be negatively affected by movements in the rate of exchange between the U.S. dollar and such foreign currencies. This movement is beyond the control of the Operating Company and cannot be predicted.

Use of estimates—The preparation of the Companies’ financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the Companies’ financial statements and the reported amounts of revenues and expenses during the reporting periods. Changes in the economic environment, financial markets, and other metrics used in determining these estimates could cause actual results to differ from the estimates used, and the differences could be material.

Note 3. Investments

At June 30, 2013 the Operating Company’s investments consisted of the following:

Investment Cost and Fair Value by Type

	Cost	Fair Value
First lien	$556,051	$550,887
Second lien	421,646	432,779
Subordinated	44,423	46,654
Equity and other	23,445	28,681
Total investments	$1,045,565	$1,059,001

Investment Cost and Fair Value by Industry

	Cost	Fair Value
Software	$248,423	$254,050
Education	173,359	174,869
Business Services	154,776	157,694
Federal Services	107,727	107,998
Healthcare Services	98,351	100,410
Media	52,965	55,297
Distribution & Logistics	47,414	48,643
Consumer Services	43,607	44,333
Energy	44,783	43,887
Healthcare Products	40,431	42,098
Industrial Services	13,842	14,245
Healthcare Information Technology	13,542	8,884
Information Technology	6,345	6,593
Total investments	$1,045,565	$1,059,001

At December 31, 2012 the Operating Company’s investments consisted of the following:

Investment Cost and Fair Value by Type

	Cost	Fair Value
First lien	$496,931	$493,502
Second lien	433,829	441,073
Subordinated	43,097	45,148
Equity and other	2,386	10,097
Total investments	$976,243	$989,820

Investment Cost and Fair Value by Industry

	Cost	Fair Value
Software	$241,742	$246,696
Education	155,047	150,151
Healthcare Services	139,370	143,724
Business Services	140,426	143,420
Federal Services	95,150	95,428
Distribution & Logistics (1)	51,320	51,834
Consumer Services	41,173	41,625
Media	26,582	34,001
Healthcare Products	25,659	27,220
Industrial Services	13,825	14,105
Retail	11,597	12,146
Healthcare Information Technology	14,550	10,291
Energy	9,852	10,072
Information Technology	6,476	6,711
Power Generation	3,474	2,396
Total investments	$976,243	$989,820

(1)                                 Industries were disclosed separately in previously issued financial statements.

As of June 30, 2013, the Operating Company’s first lien positions in ATI Acquisition Company remained on non-accrual status due to the inability of the portfolio company to service its interest payment for the quarter then ended and uncertainty about its ability to pay such amounts in the future. As of June 30, 2013, the Operating Company’s investment had an aggregate cost basis of $5,917, an aggregate fair value of $419 and total unearned interest income of $236 and $468, respectively, for the three and six months then ended. As of December 31, 2012, the Operating Company’s original first lien position in ATI Acquisition Company was put on non-accrual status, with a cost basis of $4,306, a fair value of zero and total unearned interest income of $653 for the year then ended. The Operating Company’s two super priority first lien debt investments in ATI Acquisition Company had a combined cost basis of $1,611 and a combined fair value of $752 as of December 31, 2012. During the third quarter of 2012, the Operating Company placed the super priority first lien positions on non-accrual status as well, resulting in total unearned interest income of $310 for the year ended December 31, 2012. As of December 31, 2012, the Operating Company’s total investment in ATI Acquisition Company had an aggregate cost basis of $5,917 and an aggregate fair value of $752, putting the entire ATI Acquisition Company’s investment on non-accrual status. As of June 30, 2013 and December 31, 2012, unrealized gains include a fee that the Operating Company would receive upon maturity of the two super priority first lien debt investments.

As of June 30, 2013, the Operating Company had unfunded commitments on revolving credit facilities and bridge facilities of $10,500 and $0, respectively. The Operating Company did not have any unfunded commitments in the form of a delayed draw or other future funding commitments as of June 30, 2013. Any unfunded commitments are disclosed on the Operating Company’s Consolidated Schedule of Investments as of June 30, 2013.

As of December 31, 2012, the Operating Company had unfunded commitments on revolving credit facilities and bridge facilities of $10,500 and $0, respectively. The Operating Company did not have any unfunded commitments in the form of a delayed draw or other future funding commitments as of December 31, 2012. Any unfunded commitments are disclosed on the Operating Company’s Consolidated Schedule of Investments as of December 31, 2012.

Investment Risk Factors—First and second lien debt that the Operating Company invests in is entirely, or almost entirely, rated below investment grade or may be unrated. These loans are considered speculative because of the credit risk of the issuers. Such issuers are considered more likely than investment grade issuers to default on their payments of interest and principal and such defaults could reduce the net asset value and income distributions of the Operating Company. First and second lien debt may also lose significant market value before a default occurs. Furthermore, an active trading market may not exist for these first and second lien loans. This illiquidity may make it more difficult to value the debt.

Subordinated debt is generally subject to similar risks as those associated with first and second lien debt, except that such debt is subordinated in payment and /or lower in lien priority. Subordinated debt is subject to the additional risk that the cash flow of the borrower and the property securing the debt, if any, may be insufficient to meet scheduled payments after giving effect to the senior secured and unsecured obligations of the borrower.

Note 4. Fair Value

Fair value is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Accounting Standards Codification 820, Fair Value Measurements and Disclosures (“ASC 820”), establishes a fair value hierarchy that prioritizes and ranks the inputs to valuation techniques used in measuring investments at fair value. The hierarchy classifies the inputs used in measuring fair value into three levels as follows:

Level I—Quoted prices (unadjusted) are available in active markets for identical investments and the Operating Company has the ability to access such quotes as of the reporting date. The type of investments which would generally be included in Level I include active exchange-traded equity securities and exchange-traded derivatives. As required by ASC 820, the Operating Company, to the extent that it holds such investments, does not adjust the quoted price for these investments, even in situations where the Operating Company holds a large position and a sale could reasonably impact the quoted price.

Level II—Pricing inputs are observable for the investments, either directly or indirectly, as of the reporting date, but are not the same as those used in Level I. Level II inputs include the following:

•                  Quoted prices for similar assets or liabilities in active markets;

•                  Quoted prices for identical or similar assets or liabilities in non-active markets (examples include corporate and municipal bonds, which trade infrequently);

•                  Pricing models whose inputs are observable for substantially the full term of the asset or liability (examples include most over-the-counter derivatives, including foreign exchange forward contracts); and

•                  Pricing models whose inputs are derived principally from or corroborated by observable market data through correlation or other means for substantially the full term of the asset or liability.

Level III—Pricing inputs are unobservable for the investment and include situations where there is little, if any, market activity for the investment.

The inputs used to measure fair value may fall into different levels. In all instances when the inputs fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level of input that is significant to the fair value measurement in its entirety. As such, a Level III fair value measurement may include inputs that are both observable (Levels I and II) and unobservable (Level III). Gains and losses for such assets categorized within the Level III table below may include changes in fair value that are attributable to both observable inputs (Levels II and III) and unobservable inputs (Level III).

The inputs into the determination of fair value require significant judgment or estimation by management and consideration of factors specific to each investment. A review of the fair value hierarchy classifications is conducted on a quarterly basis. Changes in the observability of valuation inputs may result in the transfer of certain investments within the fair value hierarchy from period to period. Reclassifications impacting the fair value hierarchy are reported as transfers in/out of the respective leveling categories as of the beginning of the quarter in which the reclassifications occur.

The following table summarizes the levels in the fair value hierarchy that the Operating Company’s portfolio investments fall into as of June 30, 2013:

	Total	Level I	Level II	Level III
First lien	$550,887	$—	$529,575	$21,312
Second lien	432,779	—	394,252	38,527
Subordinated	46,654	—	21,973	24,681
Equity and other	28,681	—	—	28,681
Total investments	$1,059,001	$—	$945,800	$113,201

The following table summarizes the levels in the fair value hierarchy that the Operating Company’s portfolio investments fall into as of December 31, 2012:

	Total	Level I	Level II	Level III
First lien	$493,502	$—	$450,617	$42,885
Second lien	441,073	—	397,818	43,255
Subordinated	45,148	—	22,257	22,891
Equity and other	10,097	—	—	10,097
Total investments	$989,820	$—	$870,692	$119,128

The following table summarizes the changes in fair value of Level III portfolio investments for the three months ended June 30, 2013, as well as the portion of appreciation (depreciation) included in income attributable to unrealized appreciation (depreciation) related to those assets and liabilities still held by the Operating Company at June 30, 2013:

	Total	First Lien	Second Lien	Subordinated	Equity and other (2)
Fair value, March 31, 2013	$110,619	$31,934	$44,103	$23,780	$10,802
Total gains or losses included in earnings:
Net realized gains (losses) on investments	556	176	380	—	—
Net change in unrealized appreciation (depreciation)	(2,380)	186	184	371	(3,121)
Purchases, including capitalized PIK and revolver fundings	35,485	95	13,860	530	21,000
Proceeds from sales and paydowns of investments	(37,653)	(17,653)	(20,000)	—	—
Transfers into Level III (1)	6,574	6,574	—	—	—
Fair value, June 30, 2013	$113,201	$21,312	$38,527	$24,681	$28,681
Unrealized appreciation (depreciation) for the period relating to those Level III assets that were still held by the Operating Company at the end of the period:	$(2,620)	$(312)	$442	$371	$(3,121)

(1)                                 As of June 30, 2013, the portfolio investments were transferred into Level III from Level II at fair value as of the beginning of the quarter in which the reclassifications occurred.

(2)                                 During the three months ended June 30, 2013, the Operating Company received dividends of $6,436 from its equity and other investments, which were recorded as dividend income.  Information related to the tax characterization of this distribution was not available as of June 30, 2013.  The Companies are currently not aware of any potential tax liabilities that may be attributable to this investment and thus have not accrued any related income tax expense.  The Companies will continue to evaluate any potential income tax liabilities as more information is made available.

The following table summarizes the changes in fair value of Level III portfolio investments for the three months ended June 30, 2012, as well as the portion of appreciation (depreciation) included in income attributable to unrealized appreciation (depreciation) related to those assets and liabilities still held by the Operating Company at June 30, 2012:

	Total	First Lien	Second Lien	Subordinated	Equity and other
Fair value, March 31, 2012	$103,245	$50,569	$43,255	$6,571	$2,850
Total gains or losses included in earnings:
Net realized gains (losses) on investments	4,146	4,146	—	—	—
Net change in unrealized appreciation (depreciation)	(4,355)	(4,268)	(1)	(22)	(64)
Purchases, including capitalized PIK and revolver fundings	11,055	18	10,021	990	26
Proceeds from sales and paydowns of investments	(7,717)	(7,717)	—	—	—
Fair value, June 30, 2012	$106,374	$42,748	$53,275	$7,539	$2,812
Unrealized appreciation (depreciation) for the period relating to those Level III assets that were still held by the Operating Company at the end of the period:	$(548)	$(461)	$(1)	$(22)	$(64)

The following table summarizes the changes in fair value of Level III portfolio investments for the six months ended June 30, 2013, as well as the portion of appreciation (depreciation) included in income attributable to unrealized appreciation (depreciation) related to those assets and liabilities still held by the Operating Company at June 30, 2013:

	Total	First Lien	Second Lien	Subordinated	Equity and other (2)
Fair value, December 31, 2012	$119,128	$42,885	$43,255	$22,891	$10,097
Total gains or losses included in earnings:
Net realized gains (losses) on investments	577	197	380	—	—
Net change in unrealized appreciation (depreciation)	(783)	111	1,032	548	(2,474)
Purchases, including capitalized PIK and revolver fundings	36,258	95	13,860	1,242	21,061
Proceeds from sales and paydowns of investments	(48,553)	(28,550)	(20,000)	—	(3)
Transfers into Level III (1)	6,574	6,574	—	—	—
Fair value, June 30, 2013	$113,201	$21,312	$38,527	$24,681	$28,681
Unrealized appreciation (depreciation) for the period relating to those Level III assets that were still held by the Operating Company at the end of the period:	$(1,186)	$(172)	$912	$548	$(2,474)

(1)                                 As of June 30, 2013, the portfolio investments were transferred into Level III from Level II at fair value as of the beginning of the quarter in which the reclassifications occurred.

(2)                                 During the six months ended June 30, 2013, the Operating Company received dividends of $6,433 from its equity and other investments, which were recorded as dividend income.  Information related to the tax characterization of this distribution was not available as of June 30, 2013.  The Companies are currently not aware of any potential tax liabilities that may be attributable to this investment and thus have not accrued any related income tax expense.  The Companies will continue to evaluate any potential income tax liabilities as more information is made available.

The following table summarizes the changes in fair value of Level III portfolio investments for the six months ended June 30, 2012, as well as the portion of appreciation (depreciation) included in income attributable to unrealized appreciation (depreciation) related to those assets and liabilities still held by the Operating Company at June 30, 2012:

	Total	First Lien	Second Lien	Subordinated	Equity and other
Fair value, December 31, 2011	$90,967	$33,141	$48,405	$6,571	$2,850
Total gains or losses included in earnings:
Net realized gains (losses) on investments	4,169	4,146	23	—	—
Net change in unrealized appreciation (depreciation)	(4,162)	(3,902)	(174)	(22)	(64)
Purchases, including capitalized PIK and revolver fundings	45,629	34,592	10,021	990	26
Proceeds from sales and paydowns of investments	(19,117)	(14,117)	(5,000)	—	—
Transfers out of Level III(1)	(11,112)	(11,112)	—	—	—
Fair value, June 30, 2012	$106,374	$42,748	$53,275	$7,539	$2,812
Unrealized appreciation (depreciation) for the period relating to those Level III assets that were still held by the Operating Company at the end of the period:	$(549)	$(462)	$(1)	$(22)	$(64)

(1)                                 As of June 30, 2012, the portfolio investments were transferred out of Level III into Level II at fair value as of the beginning of the quarter in which the reclassifications occurred.

Except as noted in the tables above, there were no other transfers in or out of Level I, II, or III during the three and six months ended June 30, 2013 and June 30, 2012. Transfers into Level III occurred as quotations obtained through pricing services were not deemed representative of fair value as of the balance sheet date and such assets were internally valued. As quotations obtained through pricing services were substantiated through additional market sources, investments were transferred out of Level III. The Operating Company invests in revolving credit facilities. These investments are categorized as Level III investments as these assets are not actively traded and their fair values are often implied by the term loans of the respective portfolio companies.

The Operating Company generally uses the following framework when determining the fair value of investments where there are little, if any, market activity or observable pricing inputs.

Company Performance, Financial Review, and Analysis:  Prior to investment, as part of its due diligence process, the Operating Company evaluates the overall performance and financial stability of the portfolio company.  Post investment, the Operating Company analyzes each portfolio company’s current operating performance and relevant financial trends versus prior year and budgeted results, including, but not limited to, factors affecting its revenue and earnings before interest, taxes, depreciation, and amortization (“EBITDA”) growth, margin trends, liquidity position, covenant compliance and changes to its capital structure.  The Operating Company also attempts to identify and subsequently track any developments at the portfolio company, within its customer or vendor base or within the industry or the macroeconomic environment, generally, that may alter any material element of its original investment thesis.  This analysis is specific to each portfolio company.  The Operating Company leverages the knowledge gained from its original due diligence process, augmented by this subsequent monitoring, to continually refine its outlook for each of its portfolio companies and ultimately form the valuation of its investment in each portfolio company. When an external event such as a purchase transaction, public offering or subsequent sale occurs, the Operating Company will consider the pricing indicated by the external event to corroborate the private valuation.

Market Based Approach: The Operating Company typically estimates the total enterprise value of each portfolio company by utilizing market value cash flow (EBITDA) multiples of publicly traded comparable companies.  The Operating Company considers numerous factors when selecting the appropriate companies whose trading multiples are used to value its portfolio companies.  These factors include, but are not limited to, the type of organization, similarity to the business being valued, relevant risk factors, as well as size, profitability and growth expectations.  The Operating Company generally applies an average of various relevant comparable company EBITDA multiples to the portfolio company’s latest twelve month (“LTM”) EBITDA or projected EBITDA to calculate portfolio company enterprise value. In applying the market based approach as of June 30, 2013, the Operating Company used the relevant EBITDA ranges set forth in the table below to determine the enterprise value of investments in six of its portfolio companies.  The Operating Company believes this was a reasonable range in light of current comparable company trading levels and the specific companies involved.

Income Based Approach:  The Operating Company also typically uses a discounted cash flow analysis to estimate the fair value of the investment.  Projected cash flows represent the relevant security’s contractual interest, fee and principal payments plus the assumption of full principal recovery at the investment’s expected maturity date.  These cash flows are discounted at a rate established utilizing a yield calibration approach, which incorporates changes in the credit quality (as measured by relevant statistics) of the portfolio company, as compared to changes in the yield associated with comparable credit quality market indices, between the date of origination and the valuation date.  In applying the income based approach as of June 30, 2013, the Operating Company used the discount ranges set forth in the table below to value investments in eight of its portfolio companies.

			EBITDA Range						Discount Range
Type	Fair Value	Approach	Low		High		Weighted Average		Low	High	Weighted Average
First lien	$21,312	Market and Income	4.0	x	7.0	x	6.1	x	5.5%	21.8%	13.1%
Second lien	38,527	Market and Income	5.5	x	7.5	x	6.4	x	10.2%	11.8%	11.0%
Subordinated	24,681	Market and Income	6.5	x	9.0	x	7.7	x	12.6%	21.6%	14.9%
Equity	24,052	Market and Income	5.5	x	8.0	x	6.4	x	9.0%	20.0%	16.3%

The Operating Company typically uses a Black Scholes analysis to fair value warrant investments. Input variables used in these analyses include, but are not limited to, stock price, exercise price, expiration date, valuation date, volatility, and discount rate. As of June 30, 2013, warrants had a fair value of $4,629, which have been excluded from the table above.

Based on a comparison to similar BDC credit facilities, the terms and conditions of the Holdings Credit Facility and the SLF Credit Facility (as defined in Note 7, Borrowing Facilities) are representative of market. The carrying values of the Holdings Credit Facility and SLF Credit Facility approximate fair value as of June 30, 2013, as both facilities are continually monitored and examined by both the borrower and the lender. Both facilities were amended and restated during the year ended December 31, 2012 to lower the applicable interest rate spread by 0.25% and to increase the maximum amount of revolving borrowings available under the respective facilities. Additionally for the six months ended June 30, 2013, the Holdings Credit Facility was amended and restated to further increase the maximum amount of revolving borrowings available. See Note 7, Borrowing Facilities, for details. The fair value of other financial assets and liabilities approximates their carrying value based on the short term nature of these items. The fair value disclosures discussed in this paragraph are considered Level III.

Fair value risk factors—The Operating Company seeks investment opportunities that offer the possibility of attaining substantial capital appreciation. Certain events particular to each industry in which the Operating Company’s portfolio companies conduct their operations, as well as general economic and political conditions, may have a significant negative impact on the operations and profitability of the Operating Company’s investments and/or on the fair value of the Operating Company’s investments. The Operating Company’s investments are subject to the risk of non-payment of scheduled interest or principal, resulting in a reduction in income to the Operating Company and thus the income of NMFC and AIV Holdings, and their corresponding fair valuations. Also, there may be risk associated with the concentration of investments in one geographic region or in certain industries. These events are beyond the control of the Operating Company and cannot be predicted. Furthermore, the ability to liquidate investments and realize value is subject to uncertainties.

Note 5. Agreements

On May 19, 2011, NMFC entered into a joinder agreement with respect to the Limited Liability Company Agreement, as amended and restated, of the Operating Company pursuant to which NMFC was admitted as a member of the Operating Company and agreed to acquire from the Operating Company a number of units of the Operating Company equal to the number of shares of common stock outstanding of NMFC. Additionally on May 19, 2011, in connection with the contribution by Guardian AIV of its units to AIV Holdings, AIV Holdings entered into a joinder agreement with respect to the Limited Liability Company Agreement, as amended and restated, of the Operating Company pursuant to which AIV Holdings was also admitted as a member of the Operating Company.

The Operating Company entered into an investment advisory and management agreement, as amended and restated (the “Investment Management Agreement”) with the Investment Adviser. Under the Investment Management Agreement, the Investment Adviser manages the day-to-day operations of, and provides investment advisory services to, the Operating

Company. For providing these services, the Investment Adviser receives a fee from the Operating Company, consisting of two components—a base management fee and an incentive fee.

The base management fee is calculated at an annual rate of 1.75% of the Operating Company’s gross assets less (i) the borrowings under the SLF Credit Facility (as defined in Note 7, Borrowing Facilities) and (ii) cash and cash equivalents. The base management fee is payable quarterly in arrears, and is calculated based on the average value of the Operating Company’s gross assets, borrowings under the SLF Credit Facility, and cash and cash equivalents at the end of each of the two most recently completed calendar quarters, and appropriately adjusted on a pro rata basis for any equity capital raises or repurchases during the current calendar quarter.

The incentive fee consists of two parts. The first part is calculated and payable quarterly in arrears and equals 20.0% of the Operating Company’s “Pre-Incentive Fee Adjusted Net Investment Income” for the immediately preceding quarter, subject to a “preferred return”, or “hurdle”, and a “catch-up” feature. “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Operating Company receives from portfolio companies) accrued during the calendar quarter, minus the Operating Company’s operating expenses for the quarter (including the base management fee, expenses payable under the Administration Agreement, as amended and restated, with the Administrator, and any interest expense and distributions paid on any issued and outstanding preferred membership units (of which there are none as of June 30, 2013), but excluding the incentive fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero coupon securities), accrued income that the Operating Company has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

Under GAAP, NMFC’s IPO did not step-up the cost basis of the Operating Company’s existing investments to fair market value at the IPO date. Since the total value of the Operating Company’s investments at the time of the IPO was greater than the investments’ cost basis, a larger amount of amortization of purchase or original issue discount, as well as different amounts in realized gain and unrealized appreciation, may be recognized under GAAP in each period than if the step-up had occurred. This will remain until such predecessor investments are sold or mature in the future. The Operating Company tracks the transferred (or fair market) value of each of its investments as of the time of the IPO and, for purposes of the incentive fee calculation, adjusts Pre-Incentive Fee Net Investment Income to reflect the amortization of purchase or original issue discount on the Operating Company’s investments as if each investment was purchased at the date of the IPO, or stepped up to fair market value. This is defined as “Pre-Incentive Fee Adjusted Net Investment Income”. The Operating Company also uses the transferred (or fair market) value of each of its investments as of the time of the IPO to adjust capital gains (“Adjusted Realized Capital Gains”) or losses (“Adjusted Realized Capital Losses”) and unrealized capital appreciation (“Adjusted Unrealized Capital Appreciation”) and unrealized capital depreciation (“Adjusted Unrealized Capital Depreciation”).

Pre-Incentive Fee Adjusted Net Investment Income, expressed as a rate of return on the value of the Operating Company’s net assets at the end of the immediately preceding calendar quarter, will be compared to a “hurdle rate” of 2.0% per quarter (8.0% annualized), subject to a “catch-up” provision measured as of the end of each calendar quarter. The hurdle rate is appropriately pro-rated for any partial periods. The calculation of the Operating Company’s incentive fee with respect to the Pre-Incentive Fee Adjusted Net Investment Income for each quarter is as follows:

•                  No incentive fee is payable to the Investment Adviser in any calendar quarter in which the Operating Company’s Pre-Incentive Fee Adjusted Net Investment Income does not exceed the hurdle rate of 2.0% (the “preferred return” or “hurdle”).

•                  100.0% of the Operating Company’s Pre-Incentive Fee Adjusted Net Investment Income with respect to that portion of such Pre-Incentive Fee Adjusted Net Investment Income, if any, that exceeds the hurdle rate but is less than or equal to 2.5% in any calendar quarter (10.0% annualized) is payable to the Investment Adviser. This portion of the Operating Company’s Pre-Incentive Fee Adjusted Net Investment Income (which exceeds the hurdle rate but is less than or equal to 2.5%) is referred to as the “catch-up”. The catch-up provision is intended to provide the Investment Adviser with an incentive fee of 20.0% on all of the Operating Company’s Pre-Incentive Fee Adjusted Net Investment Income as if a hurdle rate did not apply when the Operating Company’s Pre-Incentive Fee Adjusted Net Investment Income exceeds 2.5% in any calendar quarter.

•                  20.0% of the amount of the Operating Company’s Pre-Incentive Fee Adjusted Net Investment Income, if any, that exceeds 2.5% in any calendar quarter (10.0% annualized) is payable to the Investment Adviser once the hurdle is reached and the catch-up is achieved.

The second part will be determined and payable in arrears as of the end of each calendar year (or upon termination of the Investment Management Agreement) and will equal 20.0% of the Operating Company’s Adjusted Realized Capital Gains, if any, on a cumulative basis from inception through the end of each calendar year, computed net of all Adjusted Realized Capital Losses and Adjusted Unrealized Capital Depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fee.

In accordance with GAAP, the Operating Company accrues a hypothetical capital gains incentive fee based upon the cumulative net Adjusted Realized Capital Gains and Adjusted Realized Capital Losses and the cumulative net Adjusted Unrealized Capital Appreciation and Adjusted Unrealized Capital Depreciation on investments held at the end of each period. Actual amounts paid to the Investment Adviser are consistent with the Investment Management Agreement and are based only on actual Adjusted Realized Capital Gains computed net of all Adjusted Realized Capital Losses and Adjusted Unrealized Capital Depreciation on a cumulative basis from inception through the end of each calendar year as if the entire portfolio was sold at fair value.

The Operating Company has revised its presentation of incentive fees on the Consolidated Statements of Assets, Liabilities and Members’ Capital and the Consolidated Statements of Operations to disclose the two parts of the incentive fee incurred by the Operating Company for net investment income related incentive fees and capital gains related incentive fees.

The following table summarizes the management fees and incentive fees incurred by the Operating Company for the three and six months ended June 30, 2013 and June 30, 2012.

	Three months ended		Six months ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Management fee	$3,727	$2,606	$7,295	$5,120
Incentive fee, excluding accrued capital gains incentive fees	5,407	2,718	8,865	5,169
Accrued capital gains incentive fees(1)	(1,701)	53	981	964

(1)                             The accrued capital gains incentive fees would be paid by the Operating Company if the Operating Company ceased operations on June 30, 2013 and June 30, 2012, respectively, and liquidated its investments at the valuations as of the respective quarter ends. As of June 30, 2013 and June 30, 2012, no actual capital gains incentive fee was owed under the Investment Management Agreement, as cumulative net Adjusted Realized Capital Gains did not exceed cumulative Adjusted Unrealized Capital Depreciation.

The Operating Company’s Consolidated Statements of Operations below are adjusted as if the step-up in cost basis to fair market value had occurred at the IPO date, May 19, 2011.

The following Statement of Operations for the three and six months ended June 30, 2013 is adjusted to reflect this step-up to fair market value.

	Three months ended June 30, 2013	Adjustments	Adjusted three months ended June 30, 2013
Investment income
Interest income (1)	$27,321	$(214)	$27,107
Dividend income	6,436	—	6,436
Other income	1,399	—	1,399
Total investment income	35,156	(214)	34,942
Total net expenses pre-incentive fee (2)	7,907	—	7,907
Pre-Incentive Fee Net Investment Income	27,249	(214)	27,035
Incentive fee (3)	3,706	—	3,706
Post-Incentive Fee Net Investment Income	23,543	(214)	23,329
Net realized gains on investments	3,312	(2,689)	623
Net change in unrealized (depreciation) appreciation of investments	(12,031)	2,903	(9,128)
Net increase in capital resulting from operations	$14,824		$14,824

(1)                                 Includes $904 in payment-in-kind interest from investments.

(2)                                 Includes expense waivers and reimbursements of $836.

(3)                                 For the three months ended June 30, 2013, the Operating Company incurred total incentive fees of $3,706, of which $(1,701) related to a reduction in the accrual of the capital gains incentive fees on a hypothetical liquidation basis.

	Six months ended June 30, 2013	Adjustments	Adjusted six months ended June 30, 2013
Investment income
Interest income (1)	$52,364	$(693)	$51,671
Dividend income	6,433	—	6,433
Other income	1,677	—	1,677
Total investment income	60,474	(693)	59,781
Total net expenses pre-incentive fee (2)	15,458	—	15,458
Pre-Incentive Fee Net Investment Income	45,016	(693)	44,323
Incentive fee (3)	9,846	—	9,846
Post-Incentive Fee Net Investment Income	35,170	(693)	34,477
Net realized gains on investments	4,356	(3,149)	1,207
Net change in unrealized (depreciation) appreciation of investments	(141)	3,842	3,701
Net increase in capital resulting from operations	$39,385		$39,385

(1)                                 Includes $1,546 in payment-in-kind interest from investments.

(2)                                 Includes expense waivers and reimbursements of $1,665.

(3)                                 For the six months ended June 30, 2013, the Operating Company incurred total incentive fees of $9,846, of which $981 related to capital gains incentive fees on a hypothetical liquidation basis.

The following Statement of Operations for the three and six months ended June 30, 2012 is adjusted to reflect the step-up to fair market value.

	Three months ended June 30, 2012	Adjustments	Adjusted three months ended June 30, 2012
Investment income
Interest income	$20,124	$(825)	$19,299
Other income	175	—	175
Total investment income	20,299	(825)	19,474
Total net expenses pre-incentive fee (1)	5,882	—	5,882
Pre-Incentive Fee Net Investment Income	14,417	(825)	13,592
Incentive fee (2)	2,771	—	2,771
Post-Incentive Fee Net Investment Income	11,646	(825)	10,821
Net realized gains on investments	11,968	(4,504)	7,464
Net change in unrealized (depreciation) appreciation of investments	(12,529)	5,329	(7,200)
Net increase in capital resulting from operations	$11,085		$11,085

(1)                                 Includes expense waivers and reimbursements of $398.

(2)                                 For the three months ended June 30, 2012, the Operating Company incurred total incentive fees of $2,771, of which $53 related to capital gains incentive fees on a hypothetical liquidation basis.

	Six months ended June 30, 2012	Adjustments	Adjusted six months ended June 30, 2012
Investment income
Interest income	$38,725	$(1,848)	$36,877
Other income	596	—	596
Total investment income	39,321	(1,848)	37,473
Total net expenses pre-incentive fee (1)	11,629	—	11,629
Pre-Incentive Fee Net Investment Income	27,692	(1,848)	25,844
Incentive fee (2)	6,133	—	6,133
Post-Incentive Fee Net Investment Income	21,559	(1,848)	19,711
Net realized gains on investments	12,976	(5,218)	7,758
Net change in unrealized appreciation (depreciation) of investments	216	7,066	7,282
Net increase in capital resulting from operations	$34,751		$34,751

(1)                                 Includes expense waivers and reimbursements of $948.

(2)                                 For the six months ended June 30, 2012, the Operating Company incurred total incentive fees of $6,133, of which $964 related to capital gains incentive fees on a hypothetical liquidation basis.

The Companies have entered into an Administration Agreement, as amended and restated, with the Administrator under which the Administrator provides administrative services. The Administrator performs, or oversees the performance of, the Companies’ financial records, prepares reports filed with the Securities and Exchange Commission, generally monitors the payment of the Companies’ expenses, and watches the performance of administrative and professional services rendered by others. The Operating Company will reimburse the Administrator for the Companies’ allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations to the Companies under the Administration Agreement, as amended and restated. Pursuant to the Administration Agreement, as amended and restated, and further restricted by the Operating Company, expenses payable to the Administrator by the Operating Company as well as other direct and indirect expenses (excluding interest, other credit facility expenses, trading expenses and management and incentive fees) have been capped at $3,500 for the time period from April 1, 2012 to March 31, 2013 and capped at $4,250 for the time period from April 1, 2013 to March 31, 2014.

The Operating Company has revised its presentation of expenses and expense waivers and reimbursements for the three and six months ended June 30, 2012. Expenses were previously presented net of waivers and reimbursements, which had been included parenthetically. The revised presentation shows total gross expenses with a separate reduction for expense waivers and reimbursements.

The Operating Company incurred the following expenses in excess of the expense cap for the three and six months ended June 30, 2013 and June 30, 2012:

	Three months ended		Six months ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Professional fees	$533	$119	$1,028	$365
Administrative expenses	303	279	637	583
Other general and administrative expenses	—	—	—	—
Total expense waivers and reimbursements	$836	$398	$1,665	$948

As of June 30, 2013, $533 of the expense waivers and reimbursements was receivable from an affiliate.

The Companies, the Investment Adviser and the Administrator have also entered into a Trademark License Agreement, as amended, with New Mountain Capital, L.L.C., pursuant to which New Mountain Capital, L.L.C. has agreed to grant the Companies, the Investment Adviser and the Administrator, a non-exclusive, royalty-free license to use the “New Mountain” and the “New Mountain Finance” names. Under the Trademark License Agreement, as amended, subject to certain conditions, the Companies, the Investment Adviser and the Administrator will have a right to use the “New Mountain” and “New Mountain Finance” names, for so long as the Investment Adviser or one of its affiliates remains the investment adviser of the Operating Company. Other than with respect to this limited license, the Companies, the Investment Adviser and the Administrator will have no legal right to the “New Mountain” or the “New Mountain Finance” names.

NMFC entered into a Registration Rights Agreement with AIV Holdings, Steven B. Klinsky (the Chairman of the Companies’ board of directors), an entity related to Steven B. Klinsky and the Investment Adviser. Subject to several exceptions, AIV Holdings and the Investment Adviser have the right to require NMFC to register for public resale under the Securities Act of 1933, as amended (the “Securities Act of 1933”), all registerable securities that are held by any of them and that they request to be registered. Registerable securities subject to the Registration Rights Agreement are shares of NMFC’s common stock issued or issuable in exchange for units and any other shares of NMFC’s common stock held by AIV Holdings, the Investment Adviser and any of their transferees. The rights under the Registration Rights Agreement can be conditionally exercised by AIV Holdings or the Investment Adviser, meaning that prior to the effectiveness of the registration statement related to the shares, AIV Holdings or the Investment Adviser can withdraw their request to have the shares registered. AIV Holdings and the Investment Adviser may each assign their rights to any person that acquires registerable securities subject to the Registration Rights Agreement and who agrees to be bound by the terms of the Registration Rights Agreement. Steven B. Klinsky and a related entity will have the right to “piggyback”, or include their own registerable securities in such a registration. Shares held by AIV Holdings and Steven B. Klinsky were registered on a shelf registration statement on Form N-2.

AIV Holdings and the Investment Adviser may require NMFC to use its reasonable best efforts to register under the Securities Act of 1933 all or any portion of these registerable securities upon a “demand request”. The demand registration rights are subject to certain limitations.

The Registration Rights Agreement includes limited blackout and suspension periods. In addition, AIV Holdings and the Investment Adviser may also require NMFC to file a shelf registration statement on Form N-2 for the resale of their registerable securities if NMFC is eligible to use Form N-2 at that time.

Holders of registerable securities have “piggyback” registration rights, including AIV Holdings, which means that these holders may include their respective shares in any future registrations of NMFC’s equity securities, whether or not that registration relates to a primary offering by NMFC or a secondary offering by or on behalf of any of NMFC’s stockholders. AIV Holdings, the Investment Adviser and Steven B. Klinsky (and a related entity) have priority over NMFC in any registration that is an underwritten offering.

AIV Holdings, the Investment Adviser and Steven B. Klinsky (and a related entity) will be responsible for the expenses of any demand registration (including underwriters’ discounts or commissions) and their pro-rata share of any “piggyback” registration. NMFC has agreed to indemnify AIV Holdings, the Investment Adviser and Steven B. Klinsky (and a related entity) with respect to liabilities resulting from untrue statements or omissions in any registration statement filed pursuant to the Registration Rights Agreement, other than untrue statements or omissions resulting from information furnished to NMFC by such parties. AIV Holdings, the Investment Adviser and Steven B. Klinsky (and a related entity) have also agreed to indemnify NMFC with respect to liabilities resulting from untrue statements or omissions furnished by them to NMFC relating to them in any registration statement.

Note 6. Related Parties

The Companies have entered into a number of business relationships with affiliated or related parties. NMFC and AIV Holdings own all the outstanding units of the Operating Company. As of June 30, 2013, NMFC and AIV Holdings owned approximately 85.3% and 14.7%, respectively, of the units of the Operating Company.

The Operating Company has entered into the Investment Management Agreement with the Investment Adviser, a wholly-owned subsidiary of New Mountain Capital. Therefore, New Mountain Capital is entitled to any profits earned by the Investment Adviser, which includes any fees payable to the Investment Adviser under the terms of the Investment Management Agreement, less expenses incurred by the Investment Adviser in performing its services under the Investment Management Agreement.

The Companies have entered into an Administration Agreement, as amended and restated, with the Administrator, a wholly-owned subsidiary of New Mountain Capital. The Administrator arranges office space for the Companies and provides office equipment and administrative services necessary to conduct their respective day-to-day operations pursuant to the Administration Agreement, as amended and restated. The Operating Company reimburses the Administrator for the allocable portion of overhead and other expenses incurred by it in performing its obligations to the Companies under the Administration Agreement, as amended and restated, including rent, the fees and expenses associated with performing administrative, finance and compliance functions, and the compensation of the Companies’ chief financial officer and chief compliance officer and their respective staffs. Pursuant to the Administration Agreement, as amended and restated, and further restricted by the Operating Company, expenses payable to the Administrator by the Operating Company as well as other direct and indirect expenses (excluding interest, other credit facility expenses, trading expenses and management and incentive fees) have been capped at $3,500 for the time period from April 1, 2012 to March 31, 2013 and capped at $4,250 for the time period from April 1, 2013 to March 31, 2014.

The Companies, the Investment Adviser and the Administrator have entered into a royalty-free Trademark License Agreement, as amended, with New Mountain Capital, L.L.C., pursuant to which New Mountain Capital, L.L.C. has agreed to grant the Companies, the Investment Adviser and the Administrator, a non-exclusive, royalty-free license to use the name “New Mountain” and “New Mountain Finance”.

The Companies have adopted a formal code of ethics that governs the conduct of their respective officers and directors. These officers and directors also remain subject to the duties imposed by the 1940 Act, the Delaware General Corporation Law and the Delaware Limited Liability Company Act.

The Investment Adviser and its affiliates may also manage other funds in the future that may have investment mandates that are similar, in whole and in part, with the Operating Company’ investment mandates. The Investment Adviser and its affiliates may determine that an investment is appropriate for the Operating Company and for one or more of those other funds. In such event, depending on the availability of such investment and other appropriate factors, the Investment Adviser or its affiliates may determine that the Operating Company should invest side-by-side with one or more other funds. Any such investments will be made only to the extent permitted by applicable law and interpretive positions of the Securities and Exchange Commission and its staff, and consistent with the Investment Adviser’s allocation procedures.

Concurrently with the IPO, NMFC sold an additional 2,172,000 shares of its common stock to certain executives and employees of, and other individuals affiliated with, New Mountain Capital in the Concurrent Private Placement.

Note 7. Borrowing Facilities

Holdings Credit Facility—The Loan and Security Agreement, as amended and restated, dated May 19, 2011 (the “Holdings Credit Facility”) among the Operating Company as the Borrower and Collateral Administrator, Wells Fargo Securities, L.L.C. as the Administrative Agent, and Wells Fargo Bank, National Association, as the Collateral Custodian, is structured as a revolving credit facility and matures on October 27, 2016, as amended on May 8, 2012. The Operating Company became a party to the Holdings Credit Facility upon the IPO of NMFC. The Holdings Credit Facility amends and restates the credit facility of the Predecessor Entities (the “Predecessor Credit Facility”).

The maximum amount of revolving borrowings available under the Holdings Credit Facility is $250,000, as amended on June 24, 2013. As of June 30, 2013, the Operating Company was permitted to borrow up to 45.0% or 25.0% of the purchase price of pledged first lien or non-first lien debt securities, and up to 70.0% and 45.0% of the purchase price of specified first lien debt securities and specified non-first lien debt securities, respectively, subject to approval by Wells Fargo Bank, National Association. The Holdings Credit Facility is collateralized by all of the investments of the Operating Company on an investment by investment basis. All fees associated with the origination or upsizing of the Holdings Credit Facility are capitalized on the Operating Company’s Consolidated Statement of Assets, Liabilities, and Members’ Capital and charged against income as other credit facility expenses over the life of the Holdings Credit Facility. The Holdings Credit Facility contains certain customary affirmative and negative covenants and events of default, including the occurrence of a change in control. In addition, the Holdings Credit Facility requires the Operating Company to maintain a minimum asset coverage ratio. However, the covenants are generally not tied to mark to market fluctuations in the prices of the Operating Company’s investments, but rather to the performance of the underlying portfolio companies.

The Holdings Credit Facility bears interest at a rate of the London Interbank Offered Rate (“LIBOR”) plus 2.75% per annum, as amended on May 8, 2012, and charges a non-usage fee, based on the unused facility amount multiplied by the Non-Usage Fee Rate (as defined in the credit agreement).

The following table summarizes the interest expense and non-usage fees incurred by the Operating Company on the Holdings Credit Facility for the three and six months ended June 30, 2013 and June 30, 2012.

	Three months ended		Six months ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Interest expense	$1,408	$1,051	$2,877	$2,113
Non-usage fee	54	34	69	73
Weighted average interest rate	2.9%	3.1%	3.0%	3.2%
Average debt outstanding	$189,027	$134,099	$193,936	$131,527

As of June 30, 2013 and December 31, 2012, the outstanding balance on the Holdings Credit Facility was $209,436 and $206,938, respectively, and the Operating Company was not aware of any instances of non-compliance related to the Holdings Credit Facility on such dates.

SLF Credit Facility—NMF SLF’s Loan and Security Agreement, as amended and restated, dated October 27, 2010 (the “SLF Credit Facility”) among NMF SLF as the Borrower, the Operating Company as the Collateral Administrator, Wells Fargo Securities, L.L.C. as the Administrative Agent, and Wells Fargo Bank, National Association, as the Collateral Custodian, is structured as a revolving credit facility and matures on October 27, 2016, as amended on May 8, 2012. The maximum amount of revolving borrowings available under the SLF Credit Facility is $215,000, as amended on December 18, 2012. The loan is non-recourse to the Operating Company and secured by all assets owned by the borrower on an investment by investment basis. All fees associated with the origination or upsizing of the SLF Credit Facility are capitalized on the Consolidated Statement of Assets, Liabilities, and Members’ Capital and charged against income as other credit facility expenses over the life of the SLF Credit Facility. The SLF Credit Facility contains certain customary affirmative and negative covenants and events of default, including the occurrence of a change in control. The covenants are generally not tied to mark to market fluctuations in the prices of our investments, but rather to the performance of the underlying portfolio companies. Due to an amendment to the SLF Credit Facility on October 27, 2011, NMF SLF is no longer restricted from the purchase or sale of loans with an affiliate. Therefore, specified loans can be moved as collateral between the Holdings Credit Facility and the SLF Credit Facility.

As of June 30, 2013, the SLF Credit Facility permits borrowings of up to 70.0% of the purchase price of pledged first lien debt securities and up to 25.0% of the purchase price of specified second lien loans, of which, up to 25.0% of the aggregate outstanding loan balance of all pledged debt securities in the SLF Credit Facility is allowed to be derived from second lien loans, subject to approval by Wells Fargo Bank, National Association, as amended on March 11, 2013. The amendment does not increase the amount of borrowings permitted under the SLF Credit Facility.

The SLF Credit Facility bears interest at a rate of LIBOR plus 2.00% per annum for first lien loans and 2.75% for second lien loans, respectively, as amended on March 11, 2013. A non-usage fee is paid, based on the unused facility amount multiplied by the Non-Usage Fee Rate (as defined in the credit agreement).

The following table summarizes the interest expense and non-usage fees incurred by the Operating Company on the SLF Credit Facility for the three and six months ended June 30, 2013 and June 30, 2012.

	Three months ended		Six months ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Interest expense	$1,234	$996	$2,420	$2,087
Non-usage fee	1	9	2	12
Weighted average interest rate	2.3%	2.3%	2.2%	2.4%
Average debt outstanding	$214,479	$168,123	$214,405	$170,107

As of June 30, 2013 and December 31, 2012, the outstanding balance on the SLF Credit Facility was $207,100 and $214,262, respectively, and NMF SLF was not aware of any instances of non-compliance related to the SLF Credit Facility on such dates.

Leverage risk factors—The Operating Company utilizes and may utilize leverage to the maximum extent permitted by the law for investment and other general business purposes. The Operating Company’s lenders will have fixed dollar claims on certain assets that are superior to the claims of the Operating Company’s unit holders, and therefore NMFC’s common stockholders, and the Operating Company would expect such lenders to seek recovery against these assets in the event of a default. The use of leverage also magnifies the potential for gain or loss on amounts invested. Leverage may magnify interest rate risk (particularly on the Operating Company’s fixed-rate investments), which is the risk that the prices of portfolio investments will fall or rise if market interest rates for those types of securities rise or fall. As a result, leverage may cause greater changes in the Operating Company’s net asset value. Similarly, leverage may cause a sharper decline in the Operating Company’s income than if the Operating Company had not borrowed. Such a decline could negatively affect the Operating Company’s ability to make dividend payments to its unit holders. Leverage is generally considered a speculative investment technique. The Operating Company’s ability to service any debt incurred will depend largely on financial performance and will be subject to prevailing economic conditions and competitive pressures.

Note 8. Regulation

NMFC and AIV Holdings have elected to be treated, and intend to comply with the requirements to continue to qualify annually, as RICs under Subchapter M of the Code. In order to continue to qualify as RICs, among other things, NMFC and AIV Holdings are required to timely distribute to their stockholders at least 90.0% of investment company taxable income, as defined by the Code, for each year. NMFC and AIV Holdings, among other things, intend to make and continue to make the requisite distributions to their stockholders, which will generally relieve NMFC and AIV Holdings from U.S. federal, state, and local income taxes (excluding excise taxes which may be imposed under the Code). However, under certain circumstances, the distributions that the Operating Company makes to its members may not be sufficient for AIV Holdings to satisfy the annual distribution requirement necessary for AIV Holdings to continue to qualify as a RIC. In that case, it is expected that Guardian AIV would consent to be treated as if it received distributions from AIV Holdings sufficient to satisfy the annual distribution requirement. Guardian AIV would be required to include the consent dividend in its taxable income as dividend from AIV Holdings, which would result in phantom (i.e., non-cash) taxable income to Guardian AIV.

Additionally as BDCs, the Companies must not acquire any assets other than “qualifying assets” specified in the 1940 Act unless, at the time the acquisition is made, at least 70.0% of its total assets are qualifying assets (with certain limited exceptions).

Note 9. Commitments and Contingencies

In the normal course of business, the Companies may enter into contracts that contain a variety of representations and warranties and which provide general indemnifications. The Operating Company may also enter into future funding commitments such as revolving credit facilities, bridge financing commitments, or delayed draw commitments. As of June 30, 2013, the Operating Company had unfunded commitments on revolving credit facilities of $10,500 and no outstanding bridge financing commitments or other future funding commitments, all of which are disclosed on the Operating Company’s Consolidated Schedule of Investments. As of December 31, 2012, the Operating Company had unfunded commitments on revolving credit facilities of $10,500 and no outstanding bridge financing commitments or other future funding commitments, all of which are disclosed on the Operating Company’s Consolidated Schedule of Investments.

The Operating Company also has revolving borrowings available under the Holdings Credit Facility and the SLF Credit Facility as of June 30, 2013. See Note 7, Borrowing Facilities, for details.

The Operating Company may from time to time enter into financing commitment letters. As of June 30, 2013 and December 31, 2012, the Operating Company did not enter into any commitment letters to purchase debt investments, which could require funding in the future.

Note 10. Stockholders’ Equity

The table below illustrates the effect of certain transactions on the capital accounts of NMFC:

					Accumulated
			Paid in Capital	Undistributed	Undistributed Net	Net Unrealized	Total
	Common Stock		in Excess	Net Investment	Realized Gains	Appreciation	Stockholders’
	Shares	Par Amount	of Par	Income	(Losses)	(Depreciation)	Equity
Balance at December 31, 2012	24,326,251	$243	$335,487	$—	$952	$5,244	$341,926
Issuances of common stock	13,822,297	138	196,762	—	—	—	196,900
Deferred offering costs allocated from New Mountain Finance Holdings, L.L.C.	—	—	(203)	—	—	—	(203)
Dividends declared	—	—	—	(18,931)	—	—	(18,931)
Net increase (decrease) in stockholders’ equity resulting from operations	—	—	—	24,892	3,164	(1,548)	26,508
Balance at June 30, 2013	38,148,548	$381	$532,046	$5,961	$4,116	$3,696	$546,200

The table below illustrates the effect of certain transactions on the capital accounts of AIV Holdings:

				Paid in Capital	Undistributed	Distributions	Net Unrealized	Total
	Common Stock			in Excess	Net Investment	In Excess of Net	(Depreciation)	Stockholders’
	Shares	Par Amount		of Par	Income	Realized (Losses) Gains	Appreciation	Equity

Balance at December 31, 2012	100	$—	(1)	$244,015	$—	$(6,676)	$(9,326)	$228,013
Deferred offering costs allocated from New Mountain Finance Holdings, L.L.C.	—	—		(45)	—	—	—	(45)
Dividends declared	—	—		—	(9,365)	—	—	(9,365)
Distribution to New Mountain Guardian AIV, L.P.	—	—		(134,699)	—	—	—	(134,699)
Net increase (decrease) in stockholders’ equity resulting from operations	—	—		(10,451)	10,278	1,192	9,172	10,191

Balance at June 30, 2013	100	$—	(1)	$98,820	$913	$(5,484)	$(154)	$94,095

(1)                                 As of June 30, 2013 and December 31, 2012, the par amount of the total common stock was $1.

Note 11. Earnings Per Share

The following information sets forth the computation of basic and diluted net increase in NMFC’s net assets per share resulting from operations for the three and six months ended June 30, 2013 and June 30, 2012:

	Three months ended		Six months ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Numerator for basic earnings per share:	$10,992	$3,835	$26,508	$12,023
Denominator for basic weighted average share:	32,289,758	10,697,691	28,797,837	10,697,691
Basic earnings per share:	$0.34	$0.36	$0.92	$1.12
Numerator for diluted earnings per share(a):	$14,824	$11,085	$39,385	$34,751
Denominator for diluted weighted average share(b):	42,933,124	30,919,629	41,890,217	30,919,629
Diluted earnings per share:	$0.35	$0.36	$0.94	$1.12

(a)                                 Includes the full income at the Operating Company for the period.

(b)                                 Assumes AIV Holdings exchanges its units in the Operating Company for public shares of NMFC as of June 30, 2013 and June 30, 2012, respectively (see Note 1, Formation and Business Purpose).

Note 12. Financial Highlights

The following information sets forth the financial highlights for the Operating Company for the respective six months ended June 30, 2013 and June 30, 2012.

	Six months ended
	June 30, 2013	June 30, 2012
Total return based on net asset value (a)	6.76%	8.34%
Average net assets for the period	$597,124	$427,504
Ratio to average net assets (b):
Net investment income	11.88%	10.14%
Total expenses, before waivers/reimbursements	9.11%	8.80%
Total expenses, net of waivers/reimbursements	8.55%	8.36%
Net assets, end of period	$640,295	$427,735
Average debt outstanding—Holdings Credit Facility	$193,936	$131,527
Average debt outstanding—SLF Credit Facility	$214,405	$170,107
Weighted average common membership units outstanding	41,890,217	30,919,629
Asset coverage ratio	253.72%	237.15%
Portfolio turnover	19.53%	27.45%

(a)                                 Total return is calculated assuming a purchase at net asset value on the opening of the first day of the year and a sale at net asset value on the last day of the period. Dividends and distributions, if any, are assumed for purposes of this calculation, to be reinvested at the net asset value on the last day of the respective quarter.

(b)                                 Ratio to average net assets has been annualized.

	Six months ended
	June 30, 2013	June 30, 2012
Per unit data for the Operating Company (a):
Net asset value, January 1, 2013 and January 1, 2012, respectively	$14.06	$13.60
Net investment income	0.84	0.70
Net realized and unrealized gains (losses)	0.10	0.42
Dividends from net investment income	(0.68)	(0.89)
Net increase in net assets resulting from operations	0.26	0.23
Net asset value, June 30, 2013 and June 30, 2012, respectively	$14.32	$13.83

(a)                                 Per unit data is based on weighted average common membership units outstanding.

The following information sets forth the financial highlights for NMFC for the six months ended June 30, 2013 and June 30, 2012. The ratios to average net assets have been annualized.

	Six months ended
	June 30, 2013	June 30, 2012
Per share data (a):
Net asset value, January 1, 2013 and January 1, 2012, respectively	$14.06	$13.60
Net increase (decrease) in net assets resulting from operations allocated from New Mountain Finance Holdings, L.L.C.:
Net investment income	0.84	0.70
Net realized and unrealized gains (losses)	0.10	0.42
Total net increase	0.94	1.12
Dividends declared	(0.68)	(0.89)
Net asset value, June 30, 2013 and June 30, 2012, respectively	$14.32	$13.83
Per share market value, June 30, 2013 and June 30, 2012, respectively	$14.16	$14.19
Total return based on market value (b)	(0.42)%	12.57%
Total return based on net asset value (c)	6.76%	8.34%
Shares outstanding at end of period	38,148,548	10,697,691
Average weighted shares outstanding for the period	28,797,837	10,697,691
Average net assets for the period	$410,769	$147,909
Ratio to average net assets (d):
Total expenses allocated from New Mountain Finance Holdings, L.L.C.	8.55%	8.36%
Net investment income allocated from New Mountain Finance Holdings, L.L.C.	11.88%	10.14%

(a)                                 Per share data is based on the summation of the per share results of operations items over the outstanding shares for the period in which the respective line items were realized or earned.

(b)                                 Total return is calculated assuming a purchase of common stock at the opening of the first day of the year and a sale on the closing of the last business day of the period. Dividends and distributions, if any, are assumed for purposes of this calculation, to be reinvested at prices obtained under NMFC’s dividend reinvestment plan.

(c)                                  Total return is calculated assuming a purchase at net asset value on the opening of the first day of the period and a sale at net asset value on the last day of the period. Dividends and distributions, if any, are assumed for purposes of this calculation, to be reinvested at the net asset value on the last day of the respective quarter.

(d)                                 Ratio to average net assets for the six months ended June 30, 2013 is based on the summation of the results of operations items over the net assets for the period in which the respective line items were realized or earned.

The following information sets forth the financial highlights for AIV Holdings for the six months ended June 30, 2013 and June 30, 2012. The ratios to average net assets have been annualized.

	Six months ended
	June 30, 2013	June 30, 2012
Total return based on net asset value (a)	5.00%	8.34%
Average net assets for the period	$186,355	$279,594
Ratio to average net assets (b):
Total expenses allocated from New Mountain Finance Holdings, L.L.C.	8.55%	8.36%
Net investment income allocated from New Mountain Finance Holdings, L.L.C.	11.88%	10.14%

(a)                                 Total return is calculated assuming a purchase at net asset value on the opening of the first day of the period and a sale at net asset value on the last day of the period. Dividends and distributions, if any, are assumed for purposes of this calculation, to be reinvested at net asset value on the last day of the respective quarter.

(b)                                 Ratio to average net assets for the six months ended June 30, 2013 is based on the summation of the results of operations items over the net assets for the period in which the respective line items were realized or earned.

Note 13. Subsequent Events

On August 7, 2013, the Operating Company’s board of directors, and subsequently NMFC’s board of directors, declared a third quarter 2013 distribution of $0.34 per unit/share payable on September 30, 2013 to holders of record as of September 16, 2013.  Subsequently, AIV Holdings’ board of directors declared a dividend payable on September 30, 2013 to holders of record as of September 16, 2013 in an amount equal to $0.34 per unit multiplied by the total number of units owned by AIV Holdings of the Operating Company as of the record date.

On August 7, 2013, the Operating Company’s board of directors, and subsequently NMFC’s board of directors, declared a special distribution of $0.12 per unit/share payable on August 30, 2013 to holders of record as of August 20, 2013.  Subsequently, AIV Holdings’ board of directors declared a dividend payable on August 30, 2013 to holders of record as of August 20, 2013 in an amount equal to $0.12 per unit multiplied by the total number of units owned by AIV Holdings of the Operating Company as of the record date.